EXHIBIT 10.1

                   WEST GHARIB EGYPT JOINT OPERATING AGREEMENT


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                   INTERNATIONAL JOINT OPERATING AGREEMENT
                                WEST GHARIB AREA

         THIS AGREEMENT is made as of the Effective Date,

AMONG:

         DUBLIN INTERNATIONAL PETROLEUM (EGYPT) LIMITED, a body corporate organized under the laws of the Republic of Ireland (hereinafter referred to as "Dublin");

                                      -and-

         GHP EXPLORATION (WEST GHARIB) LTD., a body corporate organized under the laws of Bermuda (hereinafter referred to as "GHP");

                                      -and-

         DRUCKER PETROLEUM INC., a body corporate organized under the laws of the British Virgin Islands (hereinafter referred to as "Drucker").

                                   WITNESSETH:

WHEREAS, Dublin and Tanganyika Oil Company Ltd. ("Tanganyika") entered into the Concession Agreement for Petroleum Exploration and Exploitation (the "Concession") with the Government of the Arab Republic of Egypt and the Egyptian General Petroleum Corporation ("EGPC") for the West Gharib Area, Arab Republic of Egypt, a copy of which is attached hereto as Exhibit "B"; and

WHEREAS Tanganyika has transferred its entire right, title and interest in the Concession to Dublin; and

WHEREAS Dublin and Drucker are parties to a Farmout Agreement dated April 27, 1998, pursuant to which and subject to the terms thereof, Dublin agreed to assign a Participating Interest to Drucker; and

WHEREAS Dublin and GHP are parties, or successors to the parties, to a Farmout Agreement dated April 27, 1998, pursuant to which and subject to the terms thereof, Dublin agreed to assign a Participating Interest to GHP; and

WHEREAS, the Parties desire to define their respective rights and obligations with respect to their operations under the Concession.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements and obligations set out below and to be performed, the Parties agree as follows:


                                   ARTICLE I
                                   DEFINITIONS

As used in this Agreement, the following words and terms shall have the meaning ascribed to them below:


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1.1      "Accounting  Procedure" means the rules,  provisions and conditions set forth and contained in Exhibit "A" to this Agreement.

1.2      "AFE" means an authorization for expenditure pursuant to Article 6.6.

1.3 "Affiliate" means a company, partnership or other legal entity which controls, or is controlled by, or which is controlled by an entity which controls a Party. Control means the ownership or the right to cast or cause to be cast, directly or indirectly, of fifty (50%)
         percent or more of the shares or voting rights in a company, partnership or legal entity.

1.4 "Agreed Interest Rate" means interest compounded on a monthly basis, at the rate per annum equal to the one (1) month term, LIBOR rate for U.S. dollar deposits, as published by The Wall Street Journal or if not so published, then by the Financial Times of London, plus five percent (5%), applicable on the first Business Day prior to the due date of payment and thereafter on the first Business Day of each succeeding one
         (1) month term. If the aforesaid rate is contrary to any applicable usury law, the rate of interest to be charged shall be the maximum rate permitted by such applicable law.

1.5 "Agreement" means this agreement, together with Exhibits "A" and "B" attached to this agreement and forming a part hereof.

1.6 "Appraisal Well" means any well whose purpose at the time of commencement of drilling such well is the determination of the extent or the volume of Hydrocarbon reserves contained in an existing Discovery.

1.7      "Board of Directors"  means the  Board  of Directors  of  the Operating
          ------------------
          Company and "Director" means a member of the Board of Directors.

1.8      "Business Day" means  a  day  on  which the  banks  in Cairo, Egypt are
          ------------
          customarily open for business.

1.9 "Calendar Quarter" means a period of three (3) months commencing with January 1 and ending on the following March 31, a period of three (3) months commencing with April 1 and ending on the following June 30, a period of three (3) months commencing with July 1 and ending on the following September 30, or a period of three (3) months commencing with October 1 and ending on the following December 31 according to the Gregorian Calendar.

1.10     "Calendar  Year"  means a  period  of  twelve  (12)  months  commencing
          --------------
         with January 1 and ending on the following December 31 according to the Gregorian Calendar.

1.11     "Cash Premium" means the  payment made pursuant to Article  7.5(B) by a
          ------------
         Non-Consenting Party to reinstate its rights to participate in an Exclusive Operation.

1.12     "Commercial Discovery" shall have the meaning set out in Article III(c)
         (i) of the Concession.

1.13 "Completion" means an operation intended to complete a well through the Christmas tree as a producer of Hydrocarbons in one or more Zones, including, but not limited to, the setting of production casing, perforating, stimulating the well and production Testing conducted in such operation. "Complete" and other derivatives shall be construed accordingly.

1.14 "Concession" means collectively the Concession Agreement authorized and put in full force by Law 15 of 1998 of the Arab Republic of Egypt and which agreement is attached as Exhibit "B" hereto, and any Development Leases or other mineral rights which may be derived from the Concession Agreement including any extension, renewal or amendment of any of the foregoing.

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1.15     "Concession  Area" has the  meaning  ascribed to the term 'Area' in the
         Concession as the same may be adjusted from time to time in accordance with the terms thereof.

1.16     "Consenting Party"  means a Party who agrees to participate  in and pay
          -----------------
          its share of the cost of an Exclusive Operation.

1.17 "Cost Oil" means that portion of the total production of Hydrocarbons which is allocated to the Parties under the Concession for the recovery of Petroleum Costs and referred to and defined as "Cost Recovery Petroleum" in Article VII(a)1 of the Concession.

1.18     "Crude Oil" has the meaning given to such term in the Concession.

1.19     "Day" means a calendar day unless otherwise specifically provided.

1.20 "Deepening" means an operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the deepest Zone proposed in the associated AFE, whichever is the deeper. "Deepen" and other derivatives shall be construed accordingly.

1.21 "Defaulting Party" shall have the meaning ascribed in Article 8.1.

1.22 "Development Block" has the meaning given to such term in the Concession.

1.23 "Development Lease" has the meaning given to such term in the Concession.

1.24 "Development Period" has the meaning given to such term in Article III(d)(iii) of the Concession.

1.25 "Development Plan" means the plan for the development of Hydrocarbons from a Development Lease which shall include, inter alia:

A) Details of the proposed work to be undertaken, personnel required and expenditures to be incurred, including the timing of same;

B)       An estimated date for the commencement of production;

C)       A delineation of the proposed Development Lease;  and

D)       Any other information requested by the Operating Committee.

1.26 "Development Well" means any well drilled for the production of Hydrocarbons in the Development Period.

1.27 "Discovery" means the discovery of an accumulation of Hydrocarbons whose existence until that moment was unproven by drilling, and for greater certainty, shall include a Commercial Oil Well and a Commercial Gas Well (as those terms are defined in the Concession).

1.28     "Drucker Farmout Agreement" means the Farmout Agreement  between Dublin
          --------------------------
         and Drucker dated April 27, 1998 and any amendments and revisions thereto.

1.29 "Effective Date" means the date this Agreement comes into effect as stated in Article II.

1.30     "EGPC" means the Egyptian General Petroleum Corporation.

1.31 "Entitlement" means a quantity of produced Hydrocarbons of which a Party has the right and obligation to take delivery pursuant to the Concession or, if applicable, an offtake agreement, which, subject to


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         the  terms  of the  GHP  Farmout  Agreement  and  the  Drucker  Farmout
         Agreement, shall be derived in proportion to that Party's Participating Interest in the Hydrocarbons produced after adjustment for overlifts and underlifts.

1.32     "Excess  Cost  Oil"  has  the  meaning  given to "Excess Cost  Recovery
          ---------------
         Petroleum" in Article VII(a)2 of the Concession.

1.33 "Exclusive Operations" means those operations and activities carried out by Operator, pursuant to this Agreement, the costs of which are chargeable to the account of less than all the Parties.

1.34     "Exclusive  Well"  means  a  well  drilled  pursuant  to  an  Exclusive
         Operation.

1.35 "Exploration Advisory Committee" means the committee of that name provided for in the Concession.

1.36 "Exploration Period" means any and all periods of exploration set out in the Concession.

1.37 "Exploration Sub-Period" means one of the periods for exploration set out in the Concession.

1.38     "Exploration  Well"  means  any  well  drilled  during  the  course  of
          -----------------
         exploration work other than an Appraisal Well or Development Well.

1.39 "Farmout Agreements" means the Drucker Farmout Agreement and the GHP Farmout Agreement.

1.40     "Financial Year" has the meaning given to such term in the Concession.

1.41 "G & G Data" means geological, geophysical and geochemical data and other information that is not obtained through a wellbore.

1.42     "GHP Farmout Agreement" means the Farmout Agreement  between Dublin and
          ----------------------
         GHP dated April 27, 1998 and any amendments and revisions thereto.

1.43 "Government" means the Government of the Arab Republic of Egypt or any agency thereof.

1.44 "Gross Negligence" means any act or failure to act (whether sole, joint or concurrent) by a Party which was intended to cause, or which was in reckless disregard of or wanton indifference to, harmful consequences such Party knew, or should have known, such act or failure would have had on the safety or property of another person or entity, or which was in reckless disregard of or wanton indifference to the rights of another party or the Government, but shall not include any error of judgement or mistake made by such Party in the exercise in good faith of any function, authority or discretion conferred on the Party employing such under this Agreement.

1.45 "Hydrocarbons" means all substances including liquid and gaseous hydrocarbons which are subject to and covered by the Concession.

1.46     "Joint  Account"  means  the  accounts  and  records   established  and
         maintained by Operator for Joint Operations in accordance with the provisions of this Agreement and of the Accounting Procedure.

1.47 "Joint Operations" means those operations and activities carried out by Operator pursuant to this Agreement, the costs of which are chargeable to all Parties.

1.48 "Joint Property" means, at any point in time and subject to the Concession, all wells, facilities, equipment, materials, information, funds and the property held for the Joint Account.

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1.49     "Mandatory  Appraisal  Well"  means an  Appraisal  Well  which,  unless otherwise agreed to by EGPC, is required pursuant to the terms of the Concession to be drilled before notice of a Commercial Discovery may be given, excepting any such well which would qualify as an obligatory
         well  under  the  Minimum  Work   Obligations   for  the  then  current
         Exploration Sub-Period..

1.50 "Minimum Work Obligations" means the work and/or expenditure obligations during the Exploration Period, as specified in the Concession, which must be performed or expended in order to satisfy the obligations contained in the Concession.

1.51 "Non-Consenting Party" means a Party who elects not to participate in an Exclusive Operation.

1.52 "Non-Operator(s)" means the Party or Parties to this Agreement other than Operator.

1.53 "Operating Committee" means the committee constituted in accordance with Article V.

1.54     "Operating  Company"  means  the  company  to  be  created  to  conduct
          ------------------
         operations under the Concession after a Commercial Discovery.

1.55 "Operator" means a Party to this Agreement designated as such in accordance with this Agreement.

1.56 "Participating Interest" means the undivided percentage interest of each Party in the rights and obligations derived from the Concession and this Agreement.

1.57 "Party" means any of the entities named in the first paragraph to this Agreement and any respective successors or assigns in accordance with the provisions of this Agreement.

1.58     "Petroleum  Costs"  means costs  and  expenses  incurred by the Parties
          ----------------
         and allowed by EGPC to be recovered pursuant to the Concession.

1.59 "Plugging Back" means a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone. "Plug Back" and other derivatives shall be construed accordingly.

1.60 "Production Sharing Oil" means that portion of the total production of Hydrocarbons, in excess of Cost Oil, which is allocated to the Parties under the terms of Article VII(b) of the Concession and includes the Parties share of Excess Cost Oil contemplated in Article VII(a)2 of the Concession.

1.61 "Recompletion" means an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore. "Recomplete" and other derivatives shall be construed accordingly.

1.62 "Reworking" means an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations, but exclude any routine repair or maintenance work, or drilling, Sidetracking, Deepening, Completing, Recompleting, or
         Plugging Back of a well. "Rework" and other derivatives shall be construed accordingly.

1.63 "Senior Supervisory Personnel" means with respect to a Party, any individual who functions as such Party's senior resident manager, who directs all operations and activities of such Party in the country or region in which he is resident, and any individual who functions for such Party or one of its Affiliates at a management level equivalent to or superior to the senior resident manager, or any officer or director of such Party or one of its Affiliates, but excluding all managers or supervisors who are responsible for or in charge of installations or facilities, onsite drilling, construction or production and related operations, or any other field operations.

1.64 "Sidetracking" means the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties. "Side-track" and other derivatives shall be construed accordingly.

1.65 "Testing" means an operation intended to evaluate the capacity of a Zone to produce Hydrocarbons. "Test" and other derivatives shall be construed accordingly.

1.66 "Work Program and Budget" means a work program for Joint Operations and budget therefor as described and approved in accordance with Article VI.

1.67 "Zone" means a stratum of earth containing or thought to contain a common accumulation of Hydrocarbons separately producible from any other common accumulation of Hydrocarbons.

                                   ARTICLE II

                             EFFECTIVE DATE AND TERM


2.1      Effective Date and Term


         This Agreement shall have effect from the 27th Day of April, 1998 and shall, subject always to the Parties' continuing obligations under
         Article XV, continue in effect until the Concession terminates and thereafter until all materials, equipment and personal property used in connection with the Joint Operations have been removed and disposed of, and final settlement has been made among the Parties.

         For the avoidance of doubt, the portions of this Agreement described in
         (A), (B) and (C) below shall remain in effect until:

         A) all wells have been properly abandoned in accordance with Article X; and

         B) all obligations, claims, arbitrations and lawsuits have been settled or otherwise disposed of in accordance with Article 4.5 and Article XVIII; and

         C) the time relating to the protection of confidential information and proprietary technology has expired in accordance with Article XV.

                                  ARTICLE III

                             PARTICIPATING INTERESTS

3.1      Scope

A) The purpose of this Agreement is to establish the respective rights and obligations of the Parties with regard to operations under the Concession, including without limitation, the joint exploration, appraisal, development and production of Hydrocarbon reserves from the Concession Area.

B)                Without  limiting  the  generality  of  Article  3.1(A),   the
                  following   activities  are  outside  of  the  scope  of  this
                  Agreement and are not addressed herein:

1) Construction, operations, maintenance, repair and removal of facilities downstream from the point of delivery of the Parties' share of Hydrocarbons under the offtake agreement provided for in Article 9.2;

2) Transportation of Hydrocarbons beyond the point of delivery of the Parties' shares of Hydrocarbons under the offtake agreement provided for in Article 9.2;

3) Marketing and sales of Hydrocarbons, except as expressly provided in Articles
8.7 and in Article IX;

4)  Acquisition  of  rights  to  explore  for,  appraise,   develop  or  produce
Hydrocarbons outside of the Concession Area (other than as a consequence of unitization with an adjoining area under the terms of the Concession); and

5) Exploration, appraisal, development or production of minerals other than Hydrocarbons, whether inside or outside of the Concession Area.

3.2      Participating Interests

A)       The Participating Interests of the Parties shall be as follows :


                  Dublin            -       50%
                  GHP               -       30%
                  Drucker           -       20%

B)       If a Party transfers all or part of its Participating Interest pursuant
         to  the   provisions  of  this  Agreement  and  the   Concession,   the
         Participating Interests of the Parties shall be revised accordingly.


3.3      Ownership, Obligations and Liabilities

         A) Unless otherwise provided in this Agreement or either of the Farmout Agreements, all the rights and interests in and under the Concession, all Joint Property and any Hydrocarbons produced from the Concession Area shall, subject to the terms of the Concession and any laws and regulations which may be applicable, be owned by the Parties in accordance with their respective Participating Interests.

         B) Unless otherwise provided in this Agreement or either of the Farmout Agreements, the obligations of the Parties under the Concession and all liabilities and expenses incurred by Operator in connection with Joint Operations shall be charged to the Joint Account and all credits to the Joint Account shall be shared by the Parties, as among themselves, in accordance with their respective Participating Interests.

         C) Subject to the terms of this Agreement and the Farmout Agreements, each Party shall pay when due, in accordance with the Accounting Procedure, its Participating Interest share of Joint Account expenses, including cash advances and interest, accrued pursuant to this Agreement and the Accounting Procedure shall govern the accrual and satisfaction of the respective obligations, liabilities and credits among the Parties.

                                   ARTICLE IV

                                    OPERATOR

4.1      Designation of Operator

         Dublin is designated as Operator and agrees to act in accordance with the terms and conditions of the Concession and this Agreement, which terms and conditions shall also apply to any successor Operator.

4.2      Rights and Duties of Operator

         A) Subject to the terms and conditions of this Agreement, Operator shall have exclusive charge of and shall conduct all Joint Operations. Operator may employ independent contractors and/or agents (which may include Affiliates of Operator) in such Joint Operations.

         B) In the conduct of Joint Operations, Operator shall exercise its best efforts to:

                  1) Perform Joint Operations in accordance with the provisions of the Concession, this Agreement and the instructions of the Operating Committee not in conflict with this Agreement and in material compliance with applicable laws, rules, regulations and decrees of the Arab Republic of Egypt;

                  2) Conduct all Joint Operations in a diligent, safe and efficient manner in accordance with good and prudent oil field practices and conservation principles generally followed by the international petroleum industry under similar circumstances;

                  3) Subject to Article 4.6 and the Accounting Procedure, neither gain a profit nor suffer a loss as a result of being the Operator in its conduct of Joint Operations, provided that Operator may rely on Operating Committee approval of specific accounting practices not in conflict with the Accounting Procedure;

                  4) Perform the duties for the Operating Committee set out in Article V and prepare and submit to the Operating Committee the proposed Work Programs and Budgets and AFEs as provided in Article VI;

                  5) Acquire all licenses, permits, consents, approvals, surface or other rights that may be required for or in connection with the conduct of Joint Operations;

                  6) Upon receipt of reasonable advance notice, permit the representatives of any of the Parties to have at all reasonable times and at their own risk and expense reasonable access to the Joint Operations with the right to observe all such Joint Operations and to inspect all Joint Property and to conduct financial audits as provided in the Accounting Procedure;

                  7) Maintain the Concession in full force and effect. Operator shall promptly pay and discharge all liabilities and expenses incurred in connection with Joint Operations and use its reasonable efforts to keep and maintain the Joint Property free from all liens, charges and encumbrances arising out of Joint Operations;

                  8) Pay to the Government for the Joint Account, within the periods and in the manner prescribed by the Concession and all applicable laws and regulations, all periodic payments, royalties, taxes, fees and other payments pertaining to Joint Operations, but excluding any taxes measured by the incomes of the Parties;

                  9) Carry out the obligations of Contractor, as such term is defined in the Concession, including, but not limited to, preparing and furnishing such reports, records and information as may be required pursuant to the Concession;

                  10)      Have,  in   accordance  with  the  decisions  of  the
                           Operating Committee, Article 5.14, and Article 6.3(C), the exclusive right and obligation to represent the Parties in all dealings with the Government with respect to matters arising under the Concession and Joint Operations. Operator shall notify the other Parties as soon as possible of such meetings. Non-Operators shall have the right to attend such meetings but only in the capacity of observers. Nothing contained in this Agreement shall restrict any Party from holding discussions with the Government with respect to any issue peculiar to its particular business interests arising under this Agreement, but in such event such Party shall promptly advise the Parties, if possible, before and in any event promptly after such discussions, provided that such Party shall not be required to divulge to the Parties any matters discussed to the extent the same involve proprietary information on matters not affecting the Parties; and

                  11) Take all necessary and proper measures for the protection of life, health, the environment and property in the case of an emergency; provided, however, that Operator shall immediately notify the Parties of the details of such emergency and measures.

4.3      Employees of Operator

         Subject to the Concession and this Agreement, Operator shall determine the number of employees, the selection of such employees, the hours of work and the compensation to be paid all such employees in connection with Joint Operations and Exclusive Operations conducted by Operator under this Agreement. Operator shall employ only such employees, agents and contractors as are reasonably necessary to conduct Joint Operations.

4.4      Information Supplied by Operator

         A) Operator shall provide each Non-Operator with one (1) paper copy of the following data and reports as they are currently produced or compiled from the Joint Operations:

                  1)       Copies of all logs or surveys;

                  2)       Daily drilling progress reports;

                  3)       Copies of all tests and core analysis reports;

                  4)       Copies of the plugging reports;

                  5) Copies of the final geological and geophysical maps and reports in seismic digital format;

                  6) Engineering studies, development schedules and annual progress reports on development projects;

                  7)       Field  and  well   performance   reports,   including
                           reservoir studies and reserve estimates;

                  8) Copies of all reports relating to Joint Operations furnished by Operator to the Government, except magnetic tapes which shall be stored by Operator and made available for inspection and/or copying at the sole expense of the Non-Operator requesting same;

                  9)       Other  reports as  frequently  as is justified by the
                           activities   or  as   instructed   by  the  Operating
                           Committee; and

                  10) Subject to Article 15.3, such additional information for Non-Operators as they or any of them may request, provided that the requesting Party or Parties pay the costs of preparation of such information and that the preparation of such information will not unduly burden Operator's administrative and technical personnel. Only Non-Operators who pay such costs shall receive such additional information.

         B) Operator shall give Non-Operators access at all reasonable times to all other data acquired in the conduct of Joint Operations. Any Non-Operator may make copies of such other data at its sole expense.


4.5      Settlement of Claims and Lawsuits

         A) Operator shall promptly notify the Parties of any and all material claims or suits and such other claims and suits as the Operating Committee may direct which arise out of Joint Operations or relate in any way to Joint Operations. Operator shall represent the Parties and defend or oppose or settle the claim or suit. Operator may in its sole discretion compromise or settle any such claim or suit or any related series of claims or suits for an amount not to exceed the equivalent of one hundred thousand (U.S.$100,000) Dollars (U.S.) inclusive of legal fees. Operator shall obtain the approval and direction of the Operating Committee on amounts in excess of the above stated amount. Each Non-Operator shall have the right to be represented by its own counsel at its own expense in the settlement, compromise or defense of such claims or suits.

         B) Any Non-Operator shall promptly notify the other Parties of any claim made against such Non-Operator by a third party which arises out of or which may affect the Joint Operations and such Non-Operator shall defend or settle the same in accordance with any directions given by the Operating Committee. Those costs, expenses and damages incurred pursuant to such defense or settlement which are attributable to Joint Operations shall be for the Joint Account.

C) Notwithstanding Article 4.5(A) and Article 4.5(B), each Party shall have the right to participate in any such suit, prosecution, defense or settlement conducted in accordance with Article 4.5(A) and Article 4.5(B) at its sole cost and expense; provided always that no Party may settle its Participating Interest share of any claim without first satisfying the Operating Committee that it can do so without prejudicing the interests of the Joint Operations.


4.6      Liability of Operator

         A) Except as set out in this Article 4.6, neither the Party designated as Operator nor any other Indemnitee (as defined below) shall bear (except as a party to the extent of its Participating Interest share) any damage, loss, cost, expense or liability resulting from performing (or failing to perform) the duties and functions of the Operator and the Indemnitees are hereby released from liability to Non-Operators for any and all damages, losses, costs, expenses and liabilities arising out of, incident to or resulting from such performance or failure to perform, even though caused in whole or in part by a pre-existing defect, the negligence (sole, joint or concurrent), Gross Negligence, strict liability or other legal fault of Operator (or any such Indemnitee).

         B) Except as set out in this Article 4.6, the Parties shall in proportion to their Participating Interests defend and indemnify Operator and its Affiliates, and their respective consultants, agents, employees, officers and directors (the "Indemnitees"), from any and all damages, losses, costs, expenses (including reasonable legal costs, expenses and attorneys' fees) and liabilities incident to claims, demands or causes of action of every kind and character brought by or on behalf of any person or entity, which claims, demands or causes of action arise out of, are incident to or result from Joint Operations regardless of the cause of such damage, loss, injury, illness or death and even though caused in whole or in part by a pre-existing defect, the negligence (whether sole, joint or concurrent), Gross Negligence, strict liability or other legal fault of Operator (or any such Indemnitee).

         C) Nothing in this Article 4.6 shall be deemed to relieve the Party designated as Operator from its Participating Interest share of any damage, loss, cost, expense or liability arising out of, incident to or resulting from Joint Operations.

         D) Notwithstanding Articles 4.6(A) and 4.6(B), if any Senior Supervisory Personnel of Operator or its Affiliates engage in Gross Negligence that proximately causes the Parties to incur damage, loss, cost, expense or liability for claims, demands or causes of action referred to in Articles 4.6(A) or 4.6(B), Operator shall solely be responsible for the first five million ($5,000,000) Dollars (U.S.) of such damages, losses, costs, expenses and liabilities.

         E) Notwithstanding the foregoing, under no circumstances shall any Indemnitee (except as a Party to the extent of its Participating Interest) bear any cost, expense or liability for environmental, consequential, punitive or any other similar indirect damages or losses, including but not limited to, those arising from business interruption, reservoir or formation damage, inability to produce Hydrocarbons, loss of profits, pollution control and environmental amelioration or rehabilitation.


4.7      Insurance Obtained by Operator

         A) Operator shall procure and maintain or cause to be procured and maintained for the Joint Account all insurance in the types and amounts required by the Concession and applicable laws, rules and regulations.

         B) Operator shall obtain for the Joint Account such further insurance, at competitive rates, as the Operating Committee may from time to time require.

         C) Any Party may elect not to participate in the insurance to be procured under Article 4.7(B) provided such Party:

                  1)       gives   prompt  written  notice  to  that  effect  to
                           Operator;

                  2)       does  nothing  which may  interfere  with  Operator's
                           negotiations   for  such   insurance  for  the  other
                           Parties; and

                  3) obtains and maintains such insurance (in respect of which an annual certificate of adequate coverage from a reputable insurance broker shall be sufficient evidence) or other evidence of financial responsibility which fully covers its Participating Interest share of the risks that would be covered by the insurance procured under Article 4.7(B), and which the Operating Committee may determine to be acceptable. No such determination of acceptability shall in any way absolve a non-participating Party from its obligation to meet each cash call, including any cash call in respect of damages and losses and/or the costs of remedying the same, in accordance with the terms of this Agreement. If such Party obtains other insurance, such insurance shall contain a waiver of subrogation in favor of all the other Parties and the Operator, but only in respect of their interests under this Agreement.

         D) The cost of insurance in which all the Parties are participating shall be for the Joint Account and the cost of insurance in which less than all the Parties are participating shall be charged to the Parties participating in proportion to their respective Participating Interests.

         E) Operator shall, in respect of all insurance obtained pursuant to this article:

                  1) promptly inform the participating Parties when such insurance is obtained and supply them with copies of the relevant policies when the same are issued;

                  2) arrange for the participating Parties, according to their respective Participating Interests, to be named as co-insurers on the relevant policies with waivers of subrogation in favor of all the Parties; and

                  3) duly file all claims and take all necessary and proper steps to collect any proceeds and credit any proceeds to the participating Parties in proportion to their respective Participating Interests.

         F) Operator shall use its reasonable efforts to require all contractors performing work in respect of Joint Operations to obtain and maintain any and all insurance in the types and amounts required by any applicable laws, rules and regulations or any decision of the Operating Committee and shall use its reasonable efforts to require all such contractors to name the Parties as additional insureds on contractors' insurance policies or to obtain from their insurers waivers of all rights of recourse against Operator, Non-Operators and their insurers.


4.8      Commingling of Funds

         Operator may not commingle with Operator's own funds the monies which Operator receives from or for the Joint Account pursuant to this Agreement.

4.9      Resignation of Operator

         Subject to Article 4.11, Operator may resign as Operator at any time by so notifying the other Parties at least one hundred and twenty (120) Days prior to the effective date of such resignation. Operator shall continue to act as such until a successor has taken over.

4.10     Removal of Operator

         A) Subject to Article 4.11, Operator shall be removed upon receipt of notice from any Non-Operator if:

                  1) An order is made by a court or an effective resolution is passed for the dissolution, liquidation, winding up or reorganization by creditors of Operator;

                  2) Operator dissolves, liquidates or terminates its corporate existence;

                  3) Operator becomes insolvent, bankrupt o r makes an assignment for the benefit of creditors; or

                  4) A receiver is appointed for a substantial part of Operator's assets.

         B) Subject to Article 4.11, Operator may be removed by the decision of the Non-Operators if Operator has committed a material breach of this Agreement and has either failed to commence to rectify the breach within thirty (30) Days of receipt of a notice from Non-Operators detailing the alleged breach or failed to diligently pursue such activities to completion. Any decision of Non-Operators to give notice of breach to Operator or to remove Operator under this Article 4.10(B) shall be made by the unanimous vote of all Non-Operators.

         C) If Operator together with any Affiliate of Operator is or becomes the holder of a Participating Interest of less than twenty percent (20%), then Operator shall be required to promptly notify the other Parties. The Operating Committee shall then vote within thirty (30) Days of such notification on whether or not a successor Operator should be named pursuant to Article 4.11.

         D) If there is a direct or indirect change in control of Operator (other than a transfer of control to an Affiliate of Operator), Operator shall be required to promptly notify the other Parties. Upon a Non-Operator's inquiry in respect of a change of control, Operator shall reply within ten (10) Days of receipt of such inquiry or of such change of control. The Operating Committee shall vote within thirty (30) Days of receipt of such notice or reply from Operator on whether or not a successor Operator should be appointed pursuant to
                  Article 4.11. For purposes of this Article, control means the ownership directly or indirectly of fifty percent (50%) or more of the shares or voting rights of Operator.

4.11     Appointment of Successor

         When a change of  Operator  occurs  pursuant  to Article 4.9 or Article
4.10:
         A) The Operating Committee shall meet as soon as possible to appoint a successor Operator pursuant to the voting procedure of Article 5.9. However, no Party may be appointed successor Operator against its will.

         B) If the Operator disputes the commission of or failure to rectify a material breach alleged pursuant to Article 4.10(B) and proceedings are initiated pursuant to Article XVIII, no successor Operator may be appointed pending the conclusion or abandonment of such proceedings and during the period such proceedings are pending Operator shall continue to act as such, subject to the terms of Article 8.3 with respect to Operator's breach of its payment obligations.

         C) If an Operator is removed, other than in the case of Article 4.10(C) or Article 4.10(D), neither Operator nor any Affiliate of Operator shall have the right to vote for itself on the appointment of a successor Operator, nor be considered as a candidate for the successor Operator.

         D) A resigning or removed Operator shall be compensated out of the Joint Account for its reasonable expenses directly related to its resignation or removal, except in the case of Article 4.10(B).

         E) If requested by the resigning Operator or the successor Operator or any Non-Operator, the Operating Committee shall arrange for the taking of an independent inventory of all Joint Property and Hydrocarbons, and an audit of the books and records of the removed Operator. Such inventory and audit shall be completed, if possible, no later than the effective date of the change of Operator. The liabilities and expenses of such inventory and audit shall be charged to the Joint Account.

         F) The resignation or removal of Operator and its replacement by the successor Operator shall not become effective prior to receipt of any necessary Government approvals.

         G) Upon the effective date of the resignation or removal, the successor Operator shall succeed to all duties, rights and authority prescribed for Operator. The former Operator shall transfer to the successor Operator custody of all Joint Property, Hydrocarbons in storage or in transit, books of account, records and other documents maintained by Operator pertaining to the Concession and to Joint Operations. Upon delivery of the above-described property and data, the former Operator shall be released and discharged from all obligations and liabilities as Operator accruing after such date.


                                   ARTICLE V

                               OPERATING COMMITTEE

5.1      Establishment of Operating Committee

         To  provide  for  the  overall   supervision  and  direction  of  Joint
         Operations, there is established an Operating Committee composed of representatives of each Party holding a Participating Interest. Each Party shall appoint one (1) representative and one (1) alternate representative to serve on the Operating Committee. Each Party shall as soon as possible and in any event within thirty (30) Days after the date of this Agreement give notice in writing to the other Parties of the name and address of its representative and alternate representative to serve on the Operating Committee. Each Party shall have the right to change its representative and alternate at any time by giving proper notice to such effect to the other Parties.

5.2      Powers and Duties of Operating Committee

         The Operating Committee shall have power and duty to authorize and supervise Joint Operations that are necessary or desirable to discharge the obligations of the Parties under the Concession, any applicable laws and regulations and to properly explore and exploit the Concession Area in accordance with this Agreement and in a manner appropriate in the circumstances.

5.3      Authority to Vote

         The  representative  of a  Party,  or  in  his  absence  his  alternate representative, shall be authorized to represent and bind such Party with respect to any matter which is within the powers of the Operating Committee and is properly brought before the Operating Committee. Each such representative shall have a vote equal to the Participating Interest of the Party such person represents. Each alternate representative shall be entitled to attend all Operating Committee meetings but shall have no vote at such meetings except in the absence of the representative for whom he is the alternate. In addition to the representative and alternate representative, each Party may also bring to any Operating Committee meetings such technical and other advisors as it may deem appropriate.

5.4      Subcommittees

         The Operating Committee may establish such subcommittees, including technical subcommittees, as the Operating Committee may deem appropriate. The functions of such subcommittees shall be in an advisory capacity or as otherwise determined unanimously by the Parties. Each subcommittee shall appoint a chairman.

5.5      Notice of Meeting

         A) Operator may call a meeting of the Operating Committee by giving notice to the Parties at least fifteen (15) Days in advance of such meeting.

         B) Any Non-Operator may request a meeting of the Operating Committee by giving proper notice to all the other Parties. Upon receiving such request, Operator shall call such meeting for a date not less than fifteen (15) Days nor more than twenty (20) Days after receipt of the request.

         C) The notice periods above may only be waived with the unanimous consent of all the Parties.

5.6      Contents of Meeting Notice

         A) Each notice of a meeting of the Operating Committee as provided by Operator shall contain:

                  1)       The date, time and location of the meeting; and

                  2) An agenda of the matters and proposals to be considered and/or voted upon, together with copies of all materials relating or relevant thereto or reasonably necessary for the consideration thereof.

         B) A Party, by notice to the other Parties given not less than seven (7) Days prior to a meeting, may add additional matters to the agenda for a meeting.

         C) On the request of a Party, and with the unanimous consent of all Parties, the Operating Committee may consider at a meeting a proposal not contained in such meeting agenda.


5.7      Location of Meetings

         All meetings of the Operating Committee shall be held in Cairo, Arab Republic of Egypt or elsewhere as may be decided by the Operating Committee.

5.8      Operator's Duties for Meetings

         A) With respect to meetings of the Operating Committee and any subcommittee, Operator's duties shall include, but not be limited to:

                  1) Timely preparation and distribution of the agenda;

                  2) Organization and conduct of the meeting; and

                  3) Preparation of a written record or minutes of each meeting.

         B) Operator shal have the right to appoint the chairman of the Operating Committee and all subcommittees.

5.9      Voting Procedure

         Except as otherwise expressly provided in this Agreement, all decisions, approvals and other actions of the Operating Committee on all proposals coming before it under this Agreement shall be decided by the affirmative vote of two (2) or more Parties, which are not Affiliates, then having collectively at least sixty five percent (65%) of the Participating Interests.

5.10     Record of Votes

         The chairman of the Operating Committee shall appoint a secretary who shall make a record of each proposal voted on and the results of such voting at each Operating Committee meeting. Each representative shall sign and be provided a copy of such record at the end of such meeting and it shall be considered the final record of the decisions of the Operating Committee.

5.11     Minutes

         The secretary shall provide each Party with a copy of the minutes of the Operating Committee meeting within seven (7) Days after the end of the meeting. Each Party shall have fifteen (15) Days after receipt of such minutes to give notice of its objections to the minutes to the secretary. Any objection to the minutes shall become an agenda item for the next meeting unless earlier resolved. A failure to give notice specifying objection to such minutes within said fifteen (15) Day period shall be deemed to be approval of such minutes. In any event, the votes recorded under Article 5.10 shall take precedence over the minutes described above.

5.12     Voting by Notice

         A) In lieu of a meeting, Operator may submit any proposal for a decision of the Operating Committee by giving each representative proper notice describing the proposal so submitted. Each Party shall communicate its vote by proper notice to Operator and the other Parties within the following time periods after receipt of Operator's notice as is applicable thereto:

                  1) twenty four (24) hours in the case of operations which involve the use of a drilling rig, service rig, well servicing equipment or seismic crew that is standing by in the Concession Area; or

                  2)       ten (10) Days in the case of all other proposals.

         B) Except in the case of Article 5.12(A)(1), any Non-Operator may, by notice delivered to all Parties within five (5) Days of receipt of Operator's notice, request that the proposal be decided at a meeting rather than by notice. In such an event, that proposal shall be decided at a meeting duly called for that purpose.

         C Except as provided in Article X, any Party failing to communicate its vote shall be deemed to have voted against such proposal.


         D) If a meeting is not requested, then at the expiration of the appropriate time period, Operator shall give each Party a confirmation notice stating the tabulation and results of the vote.

5.13     Effect of Vote

         All decisions taken by the Operating Committee pursuant to this Article, shall be conclusive and binding on all the Parties, except that:

         A) If pursuant to this Article, a Joint Operation, other than an operation to fulfil the Minimum Work Obligations, has been properly proposed to the Operating Committee and the Operating Committee has not approved such proposal in a timely manner, then any Party shall have the right for the appropriate period specified below to propose, in accordance with Article VII, an Exclusive Operation involving operations essentially the same as those proposed for such Joint Operation.

                  1) For proposals involving the use of a drilling rig that is standing by the Concession Area, such right shall be exercisable for twenty-four (24) hours after the time specified in Article 5.12(A)(1) has expired or after receipt of Operator's notice given pursuant to Article 5.13(D), as applicable;

                  2) For proposals to develop a Discovery, such right shall be exercisable for ten (10) Days after the date the Operating Committee was required to consider such proposal pursuant to Article 5.6 or Article 5.12; or

                  3) For all other proposals, such right shall be exercisable for five (5) Days after the date the Operating Committee was required to consider such proposal pursuant to Article 5.6 or Article 5.12.


         B) If a Party voted against any proposal which was approved by the Operating Committee and which could be conducted as an Exclusive Operation pursuant to Article VII, then such Party shall have the right not to participate in the operation contemplated by such approval. Any such Party wishing to exercise its right of non-consent must give notice of non-consent to all other Parties within ten (10) Days (or within twenty-four (24) hours if the drilling rig, service rig, well servicing equipment or seismic crew to be used in such operation is standing by in the Concession Area) following Operating Committee approval of such proposal. The Parties that were not entitled to give or did not give notice of non-consent shall be Consenting Parties as to the operation contemplated by the Operating Committee approval, and shall conduct such operation as an Exclusive Operation under Article VII. Any Party that gave notice of non-consent shall be a Non-Consenting Party as to such Exclusive Operation.


         C)       If the  Consenting  Parties to an  Exclusive  Operation  under
                  Article 5.13(A) or (B) concur, then the Operating Committee may, at any time, pursuant to this Article, reconsider and approve, decide or take action on any proposal that the Operating Committee declined to approve earlier, or modify or revoke an earlier approval, decision or action.


         D) Once a Joint Operation for the drilling, Deepening, Testing, Side-tracking, Plugging Back, Completing, Recompleting, Reworking or plugging of a well, has been approved and commenced, such operation shall not be discontinued without the consent of the Operating Committee; provided, however, that such operation may be discontinued, if:

                  1) an impenetrable substance or other condition in the hole is encountered which in the reasonable judgement of Operator causes the continuation of such operation to be impractical; or

                  2) other circumstances occur which in the reasonable judgement of Operator causes the continuation of such operation to be unwarranted.


                  On the occurrence of either of the above, Operator shall promptly notify the Parties that such operation is being discontinued pursuant to the foregoing, and any Party shall have the right to propose, in accordance with Article VII, an Exclusive Operation to continue such operation.

5.14     Representation of Non-Operators

         A) Each of Dublin, GHP and Drucker shall have the right to appoint one (1) representative to the Exploration Advisory Committee. This right is assignable by any of such Parties to any other of such Parties, to an Affiliate of any of such Parties and to a third party permitted assignee. The Operator shall be entitled to appoint a representative to the Exploration Advisory Committee if a Party fails or refuses to appoint its representative or, without prejudice to Article 8.2, if a Party's Participating Interest is transferred pursuant to Article 8.4.

         B) Notwithstanding the appointment of a representative to the Exploration Advisory Committee by one or more Non-Operators, and provided that the Operator consults with and considers the input of the representative(s) appointed by the Non-Operators, the Operator shall be the primary spokesman for the Joint Operators on the Exploration Advisory Committee. The respective Party's member to the Exploration Advisory Committee shall fully support and vote in conformity with the decisions and instructions of the Operating Committee with respect to matters brought before the Exploration Advisory Committee, notwithstanding that such decision or instruction may not have been approved unanimously by the Operating Committee.

                                   ARTICLE VI

                            WORK PROGRAMS AND BUDGETS

6.1      Exploration and Appraisal

         A) Immediately after the date of execution of this Agreement, Operator shall deliver to the Parties a proposed Work Program and Budget detailing the Joint Operations to be performed in the Concession Area for the remainder of the current Financial Year and the next ensuing Financial Year. Within fifteen (15) Days of such delivery, the Operating Committee shall meet to consider and to endeavour to agree on a Work Program and Budget.

         B)       At least sixty  (60)  Days  prior to the  applicable  deadline under Article IV(c) of the Concession or such other deadline as may be agreed to by EGPC, Operator shall deliver to the Parties a proposed Work Program and Budget detailing the Joint Operations to be performed in the Concession Area for the following Financial Year. Within thirty (30) Days of such delivery, the Operating Committee shall meet to consider and to endeavour to agree on a Work Program and Budget. Upon receipt of Operating Committee approval, such Work Program and Budget shall be submitted to the Exploration Advisory Committee as required by the Concession. The Operating Committee shall further meet and consider any revisions to the Work Program and Budget recommended by the Exploration
                  Advisory Committee and make any such revisions as may be agreeable prior to submission to the EGPC.

         C) If a Discovery is made, Operator shall deliver any notice of Discovery required under the Concession and shall as soon as possible or within such time period as directed by the Operating Committee, submit to the Parties a report containing available details concerning the Discovery and Operator's recommendation as to whether the Discovery merits appraisal. If the Operating Committee determines that the Discovery merits appraisal, Operator, within ninety (90) Days, shall deliver to the Parties a proposed Work Program and Budget for the appraisal of the Discovery. Within thirty (30) Days of such delivery, or earlier if necessary to meet any applicable deadline under the Concession, the Operating Committee shall meet to consider, modify and then either approve or reject the appraisal Work Program and Budget. If the appraisal Work Program and Budget is approved by the Operating Committee, Operator shall take such steps as may be required under the Concession to secure approval of the appraisal Work Program and Budget by EGPC. In the event EGPC requires changes in the appraisal Work Program and Budget, the matter shall be resubmitted to the Operating Committee for further consideration.

         D) In addition to the requirements of Article 6.1(C), if a Discovery is made and the drilling of a Mandatory Appraisal Well or Wells is required under the Concession in order to obtain a Development Lease in respect of the Discovery , the Operating Committee shall consider the drilling of the Mandatory Appraisal Well(s). Each of the Parties shall have the right not to participate in the drilling of such Mandatory Appraisal Well in which case the provisions of Article VII (and Article 7.4(C) in particular) shall apply.

         E) The Work Program and Budget agreed pursuant to this Article shall include the Minimum Work Obligations, or at least that part of such Minimum Work Obligations required to be carried out during the Financial Year in question under the terms of the Concession. If, within the time periods prescribed in this Article, the Operating Committee is unable to agree on such Work Program and Budget, then the proposal capable of satisfying the Minimum Work Obligations for the Financial Year in question that receives the largest Participating
                  Interest vote (even if less than the applicable percentage under Article 5.9) shall be deemed adopted as part of the annual Work Program and Budget. If competing proposals receive equal votes, then Operator shall choose between those competing proposals. Any portion of a Work Program and Budget adopted pursuant to this Article, instead of Article 5.9 shall include only such operations for the Joint Account as are reasonably necessary to maintain the Concession in full force and effect, including such operations as are necessary to fulfill the Minimum Work Obligations required for the given Financial Year.

         F) Subject to Article 6.7, approval of any such Work Program and Budget, which includes an Exploration or Appraisal Well, whether by drilling, Deepening or Sidetracking, shall include approval for only expenditures necessary for the drilling, Deepening, or Sidetracking, of such well, as applicable. When an Exploration Well or Appraisal Well has reached its authorized depth, all logs, cores and other approved Tests have been conducted and the results furnished to the Parties, Operator shall submit to the Parties in accordance with
                  Article 5.12(A)(1) an election to participate in an attempt to Complete or perform additional downhole operations for such well. Operator shall include in such submission Operator's recommendation on such Completion attempt and an AFE for such Completion costs. In the event that less than all of the Parties elect to participate in such Completion, the Completion may proceed as an Exclusive Operation under Article
                  VII. Any Party that gave notice of non-consent shall be a Non-Consenting Party as to such Exclusive Operation.

6.2      Development


         If, before or after the drilling of any Mandatory Appraisal Wells, the Operating Committee determines that a Discovery may be a Commercial Discovery, the Operator shall prepare and submit a Development Plan to the Operating Committee for approval prior to providing notice of the Commercial Discovery to EGPC. The Operating Committee shall meet to consider, modify and either approve or reject the Development Plan. If the Development Plan is approved by the Operating Committee, Operator shall, as soon as possible and in accordance with the timing requirements set out in the Concession, provide notice of the Commercial Discovery to EGPC.

         Within sixty (60) Days following receipt of such notice by the Government and EGPC, Operator and EGPC shall meet to review all appropriate data with a view to agreeing on the existence of a Commercial Discovery. If EGPC or the Government require changes in the Development Plan, Operator shall resubmit the matter to the Operating

         Committee for review and approval. Upon EGPC's agreement that the Discovery constitutes a Commercial Discovery under the Concession the Operating Company contemplated in Article VI of the Concession shall be formed for the purposes of conducting further operations and activities under the Concession.

6.3      Operating Company

         A) Upon formation of the Operating Company, as aforesaid, the Parties shall meet to allocate duties and responsibilities between the Operating Company and the Operator. To the extent that the Operator's duties and responsibilities under this Agreement are assumed by the Operating Company, the Operator shall be released from any further responsibility and liability therefor.

         B)       Provided  there are  three (3)  Parties and no more than three
                  (3) Parties to this Agreement, each Party that holds at least a twenty percent (20%) Participating Interest shall be entitled to appoint one (1) Direct or to represent Contractor on the Board of Directors of the Operating Company. In all other cases, each Party shall be entitled to appoint one
                  (1) Director to the Board of Directors for each twenty-five percent (25%) Participating Interest held by such Party. Parties having a Participating Interest less than twenty-five percent (25%) shall be entitled to have a representative attend Directors' meetings as an observer only. The Operator shall be entitled to appoint representatives to fill any vacancy in the four (4) positions allotted to Contractor on the Board of Directors.

         C) Notwithstanding the formation of the Operating Company, the Operator shall continue to represent the interests of the Parties in all matters that are not specifically delegated to the Operating Company under the Concession and, except for the appointment of Contractor's Directors to the Board of Directors of the Operating Company as set forth in Article 6.3(B), shall continue to satisfy the obligations of Contractor under the Concession on behalf of the Non-Operators in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Operator shall:

                  1) Review and provide recommendations to the Parties with respect to proposals and recommendations submitted by the Operating Company to the Board of Directors thereof, including, without limitation, proposed Work Programs and Budgets, production schedules and estimated cash requirements;

                  2) Assist the Operating Company, by secondment of personnel or through a service contract, in the conduct of the Operating Company's operations under the Concession as agent for the Parties and EGPC;

                  3) Make reasonable efforts to cause the Operating Company to submit the proposed Work Program and Budget to the Operating Committee within a timeframe so as to allow for a reasonable period to conduct its review and obtain its approval prior to submission to the Board of Directors; and

                  4) In the event that the Board of Directors require changes to any Work Program and Budget, resubmit the matter to the Operating Committee for approval.

         D) In the meetings of the Board of Directors and of the shareholders of the Operating Company, each Party's respective member(s) of the Board of Directors and their respective representative(s) and the Party's representatives at the shareholder meetings (and any proxy for them) and the members of the Operating Company management appointed by the Operator, shall fully support and vote in conformity with the decisions of the Operating Committee previously made in accordance with the provisions of the Agreement and any other resolution previously taken by the Parties under this Agreement. If a Party will not have a representative present at a meeting of either the Board of Directors or the shareholders of the Operating Company, such Party shall, prior to such meeting, furnish the other Party a written proxy for the votes to be taken at such meeting, consistent with the vote of the Operating Committee. If an Exclusive Operation is to be conducted by the Operating Company, the Parties shall agree upon procedures regarding decision making within and governance of the Parties' interests in the Operating Company in conducting such operations, including without limitation, procedures for Board of Directors voting by the Parties, confidentiality and allocation of the Exclusive Operations costs and expenses within the Operating Company.

         E) After formation of the Operating Company, certain of the Joint Operations shall be carried out by Operating Company, pursuant to the Concession, as agent on behalf of the shareholders of Operating Company, or where necessary by Operator or through duly authorized agents or independent contractors engaged by either Operator or Operating Company.

         F) In the conduct of Joint Operations, Operator, under the direction and supervision of the Operating Committee, shall use all reasonable efforts to require that Operating Company shall:

                  1) Conduct diligently all Joint Operations in accordance with Operator's standards and the practices generally followed by the petroleum industry in the Arab Republic of Egypt under similar circumstances and conditions and in conformance with good oilfield and engineering practices; perform all Joint Operations in an efficient and economic manner and in compliance with the provisions of the Concession and all applicable laws and regulations;

                  2)       Proceed  with due  diligence to acquire for the Joint
                           Account any and all surface rights that may be required for or in connection with the conduct of the Joint Operations;

                  3) Keep the Joint Property free from liens, charges and encumbrances arising out of the Joint Operations;

                  4) Pay all costs and expenses incurred by it in the Joint Operations promptly and when due and payable;

                  5) Purchase and maintain in force any and all insurance required by law and purchase or provide any additional insurance authorized by the Board of Directors; and

                  6) Carry out each program of Joint Operations adopted by the Operating Committee within the limits of the approved Operating Company budget and shall not undertake any Joint Operations not included in an approved budget or make any expenditures during a budget period in excess of the budgeted amounts approved therefor except in compliance with the internal rules and regulations of the Operating Company and subject to approval as may be required under Articles 6.6 and 6.7 of this Agreement, as applicable.

6.4      Itemization of Expenditures

         A) During the preparation of the proposed Work Programs and Budgets contemplated in this Article, Operator shall consult with the Operating Committee regarding the contents of such Work Programs and Budgets.

         B) Each Work Program and Budget and Development Plan submitted by Operator shall contain an itemized estimate of the costs of Joint Operations and all other expenditures to be made for the Joint Account during the Calendar Year in question and shall inter alia:

                  1) identify each work category in sufficient detail to afford the ready identification of the nature, scope and duration of the activity in question;

                  2) include such reasonable information regarding Operator's allocation procedures and estimated manpower costs as the Operating Committee may determine; and

                  3)       comply with the requirements of the Concession.

         C) The Work Program and Budget shall designate the portion or portions of the Concession Area in which Joint Operations itemized in such Work Program and Budget are to be conducted and shall specify the kind and extent of such operations in such detail as the Operating Committee may deem suitable.


6.5      Contract Awards

         A)       Operator   shall  award  each  contract  for  approved   Joint
                  Operations tendered or placed by Operator on the following basis:

                  1) For contracts in amounts less than or equal to two hundred thousand ($200,000) Dollars (U.S.) Operator shall award the contract to the best qualified contractor as determined by cost and ability to perform the contract without the obligation to tender and without informing or seeking the approval of the Operating Committee, exceptthat before entering into contracts with Affiliates of the Operator, Operator shall obtain the approval of the Operating Committee. If requested by any Party, Operator shall circulate to the Parties a copy of the final version of the contract awarded.

                  2) For contracts anticipated to be in an amount greater than two hundred thousand ($200,000) Dollars (U.S.) Operator shall:

                           (a) Provide the Parties with a list of the entities whom Operator proposes to invite to tender for the said contract;

                           (b) Add to such list any entity whom a Party requests to be added within fourteen (14) Days of receipt of such list;

                           (c) Prepare and dispatch the tender documents to the entities on the list as aforesaid and to Non-Operators; (d) After the expiration of the period allowed for tendering, consider and analyze the details of all bids received;

                           (e) Prepare and circulate to the Parties a bid analysis, stating Operator's determination as to the entity to whom the contract should be awarded, the reasons therefor, and the technical, commercial and contractual terms to be agreed upon; and

                           (f) Upon the request of a Party, provide such Party with a copy of the final version of the contract.

                  3) For contracts in amounts greater than five hundred thousand ($500,000) Dollars (U.S.), Operator shall obtain Operating Committee approval of its award recommendation.

         B) Notwithstanding the above, Operator shall comply with all applicable rules, procedures, decrees and regulations regarding tendering for and awarding of contracts, services and importation of equipment, materials and consumables as required from time to time by EGPC. Approval of the Operating Committee shall be required if Operator proposes to not comply with such EGPC tender and award rules in respect of any contract, service or materials with a value in excess of fifty thousand ($50,000) Dollars (U.S.).

         C) Operator undertakes to use all reasonable efforts to require Operating Company to submit contracts to tender in compliance with the internal rules and regulations of the Operating Company and EGPC policies or practice. Operator shall use all reasonable efforts to require the Operating Company to competitively tender for all purchases of materials or equipment and hiring of services or equipment with a value estimated to exceed fifty thousand ($50,000) Dollars (U.S.). In all purchases of materials or equipment and hiring of services or equipment, it is understood that Operating Company or Operator, as the case may be, are subject to the provisions regarding use of local contractors and supplies set out in Article XXVI of the Concession. If Operating Company estimates a contract value will exceed five hundred thousand ($500,000) Dollars (U.S.), Operator shall provide each Party with a list of the proposed bidders and each Party shall have the right to make suggestions for inclusion on such list and this shall be conveyed to the Operating Company. Upon the Operating Company's completion of its evaluation and submission of same to Operator, Operator shall notify the Operating Committee of the entity to whom the Operating Company proposes to award such contract. Operator's notice shall be supported by a summary of the Operating Company's analysis of the various bids received. For purposes of approval of any tender or contract in excess of five hundred thousand ($500,000) Dollars (U.S.), Operating Committee shall vote on the award in advance of the vote by the Board of Directors.

6.6      Authorization for Expenditure ("AFE") Procedure

         Subject to the requirements of the Operating Company,

         A) If a commitment or expenditure has been approved as part of a Work Program and Budget, and if such commitment or expenditure is estimated to be in excess of one hundred thousand ($100,000) Dollars (U.S.), or if the expenditure or commitment is not included in an approved Work Program and Budget, then prior to making such commitment or expenditure, Operator shall send to each Non-Operator an AFE containing Operator's best estimate of the total funds required to carry out such work, the estimated timing of expenditures, and any other necessary supportive information.

         B) If an AFE covers commitments or expenditures within the monetary amounts set out in the Work Program and Budget, it is for informational purposes only, unless:

                  1) the AFE costs exceed the costs for such operation in the approved budget by more than ten percent (10%) of the applicable line item amount for such operation or by more than five percent (5%) of the total Work Program and Budget; or

                  2)       the AFE is technically incorrect.


                  In the event that the circumstances in either Article 6.6(B)(1) or (2) occur, the Operating Committee shall vote on the AFE. If such AFE is not approved by the Operating Committee, the work in question shall immediately cease.

C) Each AFE proposed by the Operator shall:

                  1) Identify the operation by specific reference to the applicable line items in the Work Program and Budget;

                  2)       Describe the work in detail;

                  3) Contain Operator's best estimate of the total funds required to carry out such work;

                  4)       Outline the proposed work schedule;

                  5)       Provide a timetable of expenditures, if known;  and

                  6) Be accompanied by such other supporting information as is necessary for an informed decision.


6.7      Overexpenditures of Work Programs and Budgets


         Subject to the requirements of the Operating Company,

         A) For expenditures on any line item of an approved Work Program and Budget, Operator shall be entitled to incur without further approval of the Operating Committee an overexpenditure for such line item up to ten percent (10%) of the authorized amount for such line item; provided that the cumulative total of all expenditures for a Calendar Year shall not exceed five percent (5%) of the total Work Program and Budget in question.

         B)       At such time  that  Operator  is  certain  that the  limits of
                  Article 6.7(A) will be exceeded, Operator shall furnish a supplemental AFE for the estimated overexpenditures to the Operating Committee for its approval and shall provide the Parties with full details of such overexpenditures. Operator shall promptly give notice of the amounts of overexpenditures when actually incurred. Should the Operating Committee fail to approve the supplemental AFE, all work in question shall immediately cease.

                                  ARTICLE VII

                       OPERATIONS BY LESS THAN ALL PARTIES

7.1      Limitation on Applicability

         A)       No  operations   may  be  conducted  in   furtherance  of  the
                  Concession except as Joint Operations under Article V, or as Exclusive Operations under this Article.

         B) Operations which are required to fulfil the Minimum Work Obligations must be proposed and conducted as Joint Operations under Article V and may not be proposed or conducted as
                  Exclusive Operations under this Article VII. Except for Exclusive Operations relating to Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompletions or Reworking of a well drilled to fulfil the Minimum Work Obligations or the drilling of any Mandatory Appraisal Well, no Exclusive Operations may be proposed or conducted until the Minimum Work Obligations for the then current Exploration Sub-Period are fulfilled.

         C)       No Exclusive Operation shall be conducted:

                  1)       until it has been proposed as a Joint Operation;

                  2)       which conflicts or would interfere with a Joint
                           Operation;

                  3) which relates to a Zone which the Parties have agreed to appraise or develop under an approved Work Program and Budget;

                  4)       which relates to a currently producing Zone or to any
                           previously   discovered  Zone  which  is  capable  of
                           producing Hydrocarbons in commercial quantities;

                  5) which relates to a Zone which is above the stratigraphic equivalent of the deepest Zone producing or capable of producing Hydrocarbons in commercial quantities; and

                  6) if a well proposed thereunder is to be drilled at substantially the same location, to the same subsurface target or into the same Zone as a well included in an approved Work Program and Budget.

         D) No Party may propose or conduct an Exclusive Operation under this Article unless and until such Party has properly exercised its right to propose an Exclusive Operation pursuant to Article 5.13(A), or is entitled to conduct an Exclusive Operation pursuant to Article 5.13(B), Article 6.1(D), Article 6.1(F), Article VII or Article 10.1(C).

         E) Subject to this Article, any operation that may be proposed and conducted as a Joint Operation may be proposed and conducted as an Exclusive Operation.


7.2      Procedure to Propose Exclusive Operations

         A) Subject to Article 7.1, if any Party proposes to conduct an Exclusive Operation, such Party shall give notice of the proposed operation to all Parties, other than Non-Consenting Parties who have relinquished their rights to participate in such operation and have no option to reinstate such rights under Article 7.4(D). Such notice shall specify that such operation is proposed as an Exclusive Operation, the work to be performed, the location, the objectives, and estimated cost of such operation.

         B) Any Party entitled to receive such notice shall have the right to participate in the proposed operation in accordance with the following:

                  1) For proposals to Deepen, Test, Complete, Side-track, Plug Back, Recomplete or Rework involving the use of a drilling rig, service rig, well servicing equipment that is standing by in the Concession Area, or proposals to acquire G & G Data where the seismic crew and equipment are standing by in the Concession Area, any such Party wishing to exercise such right must so notify Operator within twenty-four (24) hours after receipt of the notice proposing the Exclusive Operation; or

                  2) For all other proposals, any such Party wishing to exercise such right must so notify Operator within ten (10) Days after receipt of the notice proposing the Exclusive Operation.

         C)       Failure of a Party to whom a proposal  notice is  delivered to properly reply within the period specified above shall constitute an election by that Party not to participate in the proposed operation.

         D) If all Parties properly exercise their rights to participate, then the proposed operation shall be conducted as a Joint Operation. The Operator shall commence such Joint Operation as promptly as practicable and conduct it with due diligence, provided that with respect to operations pursuant to which a party has given a notice under Article 7.2(F), the Operator may proceed with operations prior to the expiry of the applicable time period in this Article 7.2.

        E) If less than all Parties entitled to receive such proposal notice properly exercise their rights to participate, then:

                  1) Immediately after the expiration of the applicable notice period set out in Article 7.2(B), the Operator shall notify all Parties of the names of the Consenting Parties and the recommendation of the proposing Party as to whether the Consenting Parties should proceed with the Exclusive Operation.

                  2) Concurrently, Operator shall request the Consenting Parties to specify the Participating Interest each Consenting Party is willing to bear in the Exclusive Operation.

                  3) Within twenty-four (24) hours after receipt of such notice, each Consenting Party shall respond to the Operator stating that it is willing to bear a Participating Interest in such Exclusive Operation equal to:

                           (a)      Only its Participating Interest;
                           (b) A fraction, the numerator of which is such Consenting Party's Participating Interest and the denominator of which is the aggregate of the Participating Interests of the Consenting Parties; or
                           (c) The total of its Participating Interest as contemplated by Article 7.2(E)(3)(b) plus all or any part of the difference between one hundred percent (100%) and the total of the Participating Interests subscribed by the other Consenting Parties.

                  4) Any Consenting Party failing to advise Operator within the response period set out above shall be deemed to have elected to bear the Participating Interest set out in Article 7.2(E)(3)(b) as to the Exclusive Operation.

                  5) If within the response period set out above, the Consenting Parties subscribe for less than one hundred percent (100%) of the Participating Interest in the Exclusive Operation, the Party proposing such Exclusive Operation shall be deemed to have withdrawn its proposal for the Exclusive Operation, unless within twenty-four (24) hours of the expiry of the response period set out in Article 7.2(E)(3), the proposing Party notifies the other Consenting Parties that the proposing Party shall bear the unsubscribed Participating Interest.

                  6) If one hundred percent (100%) subscription to the proposed Exclusive Operation is obtained, Operator shall promptly notify the Consenting Parties of their Participating Interests in the Exclusive Operation.

                  7) As soon as any Exclusive Operation is fully subscribed pursuant to Article 7.2(E)(6), Operator (subject to Article 7.8(G)), shall commence such Exclusive Operation as promptly as practicable and conduct it with due diligence in accordance with this Agreement.

                  8) If such Exclusive Operation has not been commenced within One Hundred Twenty (120) Days (excluding any extension specifically agreed by all Parties or allowed by the force majeure provisions of Article
                           XVI), the right to conduct such Exclusive Operation shall terminate. If any Party still desires to conduct such Exclusive Operation, written notice proposing such operation must be resubmitted to the Parties in accordance with Article V, as if no proposal to conduct an Exclusive Operation had been previously made.

         F) In accordance with Article 6.1(F), in the event that less than all of the Parties elect to participate in the Completion or other downhole operations referred to in Article 6.1(F), such Completion or downhole operations referred to in the election notice may be conducted as an Exclusive Operation. In anticipation of such possibility, and notwithstanding anything to the contrary in the provisions of Article 5.12, Article
                  5.13 and this Article VII:

                  1) Should the Operator, at the time it submits the election to the Parties pursuant to Article 6.1(F), be prepared to undertake such Completion or downhole operations regardless of the election of the other Parties, the Operator may, at the same time it submits the notice under Article 5.12(A) to the other Parties, also provide a notice under
                           Article 7.2(A) to conduct such Completion or downhole operations as an Exclusive Operation. In such a case, the time periods under Article 5.12(A) and 7.2(B) shall run concurrently and, notwithstanding Article
                           5.13,  Operator may proceed immediately with   such
                           Completion or other downhole operations at the risk and expense of it and the other Parties who elect to participate.

                  2) Should a Non-Operator, at the time it makes its election pursuant to Article 6.1(F), be prepared to undertake such Completion or downhole operations regardless of the election of the other Parties, it may immediately notify the other Parties of such by providing a notice under Article 7.2(A). In such a case, the time periods under Article 5.12(A) and 7.2(B) shall run concurrently and upon receipt of such notice under Article 7.2(A), Operator may proceed immediately with such Completion or other downhole operations at risk and expense of the Party giving such notice and the other Parties electing to participate.


                  Should less than all Parties elect to participate, then if a Party has given a notice under Article 7.2(A), it shall be deemed to have elected to bear a Participating Interest in such Exclusive Operation in accordance with Article 7.2(E)(3)(c).

7.3      Responsibility for Exclusive Operations

                  A) The Consenting Parties shall bear in accordance with the Participating Interests agreed under
                           Article 7.2(E) the entire cost and liability of conducting an Exclusive Operation and shall indemnify the Non-Consenting Parties from any and all costs and liabilities incurred incident to such Exclusive Operation (including but not limited to all costs, expenses or liabilities for environmental, consequential, punitive or any other similar indirect damages or losses arising from business interruption, reservoir or formation damage, inability to produce petroleum, loss of profits, pollution control and environmental amelioration or rehabilitation) and shall keep the Concession Area free and clear of all liens and encumbrances of every kind created by or arising from such Exclusive Operation.

B) Notwithstanding Article 7.3(A), each Party shall continue to bear its Participating Interest share of the cost and liability incident to the operations in which it participated, including but not limited to plugging and abandoning and restoring the surface location, but only to the extent those costs were not increased by the Exclusive Operation.


7.4      Consequences of Exclusive Operations

     A)  With  regard  to any  Exclusive  Operation,  other  than  an  Exclusive
     Operation which is a Mandatory Appraisal Well, for so long as a Non-Consenting Party has the option to reinstate the rights it relinquished under Article 7.4(D) below, such Non-Consenting Party shall be entitled to have access, concurrently with the Consenting Parties, to all data and other information relating to such Exclusive Operation, other than G & G Data obtained in an Exclusive Operation. For the acquisition of G&G Data, if a Non-Consenting Party desires to receive and acquire the right at any time to use all or part of such G & G Data, then such Non-Consenting Party shall have the right to do so by paying to the Consenting Parties the amount set out in Article 7.5(A) and the Cash Premium set out in Article 7.5(B)(3). B) With regard to any Exclusive Operation, other than an Exclusive Operation which is a Mandatory Appraisal Well and subject to Articles 7.4(C) and (D) below, each Non-Consenting Party shall be deemed to have relinquished to the Consenting Parties, and the Consenting Parties shall be deemed to own, in proportion to their respective Participating Interests in the Exclusive Operation as determined in accordance with
     Article 7.2(E)(3):

1) All of each such Non-Consenting Party's right to participate in operations for the acquisition of, and all rights to have access to, all G & G Data obtained from such Exclusive Operation or in further operations in a well or Deepened or Sidetracked portion of a well in which the Exclusive Operation was conducted and in any Discovery made or appraised in the course of such Exclusive Operation; and

     2) All of each such Non-Consenting Party's right pursuant to the Concession to take and dispose of Hydrocarbons produced and saved:

                    (a) From the well or Deepened or Sidetracked portion of a well in which such Exclusive Operation was conducted, and

                    (b) From any wells drilled to appraise or develop a Discovery made or appraised in the course of such Exclusive Operation, and

                    (c) From the Development Lease containing the Discovery arising out of such Exclusive Operation. C) Where an Exclusive Operation is the drilling of a Mandatory
                         Appraisal  Well,  each  Non-Consenting  Party  in  such
                         Exclusive Operation shall be deemed to have relinquished to the Consenting Parties, and the Consenting Parties shall be deemed to own in proportion to their Participating Interest in such Exclusive Operation as determined in accordance with Article 7.2(E)(3):

                    1) All of each such Non-Consenting Party's right to participate in further operations in the Development Lease containing such Mandatory Appraisal Well; and

                    2) All of each such Non-Consenting Party's right pursuant to the Concession to take and dispose of Hydrocarbons produced and saved from the Development Lease containing such Mandatory Appraisal Well. In such case, a Non-Consenting Party shall have no option to reinstate such relinquished rights and Article 7.4(D) shall not apply.

     D) With the exception of the right to reinstate set out in Article 7.4(G), a Non-Consenting Party shall have the following and only the following options to reinstate the rights it relinquished pursuant to Article 7.4(B):

                    1) If the Consenting Parties decide to appraise a Discovery made in the course of an Exclusive Operation, the Consenting Parties shall submit to each Non-Consenting Party the approved appraisal program. For thirty (30) Days (or forty-eight (48) hours if the drilling rig which is to be used in such appraisal program is standing by in the Concession Area) from receipt of such appraisal program, each Non-Consenting Party shall have the option to reinstate the rights it relinquished pursuant to Article 7.4(B) and to participate in such appraisal program. The Non-Consenting Party may exercise such option by notifying Operator within the period specified above that such Non-Consenting Party agrees to bear its
                         Participating Interest share of the expense and liability of such appraisal program, to pay the lump sum amount as set out in Article 7.5(A) and to pay the Cash Premium as set out in Article 7.5(B);

                    2) Without prejudice to Article 7.4(C), if the Consenting Parties decide to develop a Discovery made or appraised in the course of an Exclusive Operation, each Non-Consenting Party shall have the option, exercisable for a period of sixty (60) Days from the receipt by the Non-Consenting Parties of all information pertaining to the Discovery, including the proposed Development Plan, to reinstate the rights it relinquished pursuant to
                         Article 7.4(B) and to participate in such development. Each Non-Consenting Party may exercise such option by notifying the Party proposing to act as Operator for such development within the period specified above that such Non-Consenting Party agrees to bear its
                         Participating Interest share of the liability and expense of such development and such future operating and production costs, to pay the lump sum amount as set out in Article 7.5(A) and to pay the Cash Premium as set out in Article 7.5(B).

                    3) If the Consenting Parties decide to Deepen, Test, Complete, Side-track, Plug Back, Recomplete or Rework an Exclusive Well, other than a Mandatory Appraisal Well, and such further operation was not included in the original proposal for such Exclusive Well, the Consenting Parties shall submit to the Non-Consenting Parties the approved AFE for such further operation. For thirty (30) Days (or forty-eight (48) hours if the drilling rig which is to be used in such operation is standing by in the Concession Area) from receipt of such AFE, each Non-Consenting Party shall have the option to reinstate the rights it relinquished pursuant to Article 7.4(B) and to participate in such operation. Each Non-Consenting Party may exercise such option by notifying the Operator within the period specified above that such Non-Consenting Party agrees to bear its Participating Interest share of the liability and expense of such further operation, to pay the lump sum amount as set out in Article 7.5(A) and to pay the Cash Premium as set out in Article 7.5(B).
     E) If a Non-Consenting Party does not properly and in a timely manner exercise such option, including paying in a timely manner in accordance with Article 7.5, all lump sum amounts and Cash Premiums, if any, due to the Consenting Parties, such Non-Consenting Party shall have forfeited the options as set out in Article 7.4(D) and the right to participate in the proposed program, plan or operation, unless such program, plan or operation is materially modified or expanded.

     F) A Non-Consenting Party shall become a Consenting Party with regard to an Exclusive Operation at such time as the Non-Consenting Party gives proper notice pursuant to Article 7.4(D); provided that such Non-Consenting Party shall in no way be deemed to be entitled to any lump sum amount or Cash Premium paid incident to such Exclusive Operation. The Participating Interest of such Non-Consenting Party in such Exclusive Operation shall be its Participating Interest at the time the Non-Consenting Party elected not to participate. The Consenting Parties who assumed a portion of the Non-Consenting Party's Participating Interest in such Exclusive Operation shall contribute the Participating Interest of the Non-Consenting Party proportionately to their assumption of same. If all Parties participate in the proposed operation, then such operation shall be conducted as a Joint Operation pursuant to Article V.

     G) If, after the expiry of the period in which a Non-Consenting Party may exercise its option to participate in the development of a Discovery, the Consenting Parties desire to proceed, Operator, or if Operator is a Non-Consenting Party, the Party chosen by the Consenting Parties to act as Operator, shall, subject to Article 6.2 hereof, give notice to EGPC under
     Article III(c)(iii) of the Concession that the Consenting Parties consider the Discovery to be a Commercial Discovery. Conditional upon EGPC's agreement that such Discovery constitutes a Commercial Discovery, the Parties and EGPC shall meet to determine the extent of the area capable of production to be covered by a Development Lease and shall submit such area to the Government for approval in accordance with Article III(d)(i) of the Concession. Upon written concurrence by EGPC of the Consenting Party's determination that the Discovery is a Commercial Discovery and Government approval of the Development Lease, each Non-Consenting Party in such
     Discovery shall forfeit its right to reinstate its interest in the applicable Development Lease and shall be deemed to have withdrawn from the Concession and this Agreement to the extent that it relates to such Development Lease; provided, however, if EGPC or the Government require revision or modification to the Development Plan approved by the Consenting Parties, each Non-Consenting Party shall be notified, provided with all requested revisions or modifications to the Development Plan and shall have ten (10) Days in which to reinstate its right as to the Development Lease. In the event that such Development Lease represents the only interest of the Non-Consenting Party in the Concession Area and as such the Non-Consenting Party is deemed to have withdrawn from the entire Concession, then such Party shall also forfeit all of its shares and voting rights in the Operating Company that were issued pursuant to the Concession.

7.5      Premium to Participate in Exclusive Operations

     A) Within thirty (30) Days of the exercise of its option under Article 7.4(D), or with respect to G&G Data, within thirty (30) Days of its request to acquire the right to use all or part of such G&G Data under Article 7.4(A), each such Non-Consenting Party shall pay in immediately available funds to the Consenting Parties that took all or a portion of the cost obligation of the Participating Interest of the Non-Consenting Party in such Exclusive Operation proportionately to their assumption of such obligation, a lump sum amount payable in the currency designated by such Consenting Parties. Such lump sum amount shall be equal to such Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in every Exclusive Operation relating to the G&G Data, Discovery or well, as the case may be, in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to Article 7.4(B), and that were not previously paid by such Non-Consenting Party.

     B) In addition to Article 7.5(A), if a Cash Premium is due, then within thirty (30) Days of the exercise of its option under Article 7.4(A) or 7.4(D) each such Non-Consenting Party shall pay in immediately available funds, in the currency designated by the Consenting Parties who took the risk of such Exclusive Operations, to such Consenting Parties in proportion to their assumption of such risk, a Cash Premium equal to the total of:

                    1) Six hundred percent (600%) of such Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in any Exclusive Operations relating to the drilling, Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting and Reworking of the Exploration
                         Well which made the Discovery in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to Article 7.4(B), and that were not previously paid by such Non-Consenting Party; plus

                    2) Four hundred percent (400%) of the Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred in any Exclusive Operations relating to the drilling, Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting and Reworking of the Appraisal Well(s) other than Mandatory Appraisal Well(s), which delineated the Discovery made in the Exclusive Operations in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to
                         Article 7.4(B), and that were not previously paid by such Non-Consenting Party; plus

                    3) One hundred percent (100%) of the Non-Consenting Party's Participating Interest share of all liabilities and expenses, including overhead, that were incurred by the Consenting Parties in any Exclusive Operation for the acquisition of G & G Data in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to Article 7.4(B), and that were not previously paid by such Non-Consenting Party.

7.6      Order of Preference of Operations

     A) Except as otherwise specifically provided in this Agreement, if any Party desires to propose the conduct of an operation that will conflict with an existing proposal for an Exclusive Operation, such Party shall have the right exercisable for five (5) Days, or twenty-four (24) hours if the drilling rig to be used is standing by in the Concession Area, from receipt of the proposal for the Exclusive Operation, to deliver to all Parties entitled to participate in the proposed operation such Party's alternative proposal. Such alternative proposal shall contain the information required under Article 7.2(A).

     B) Each Party receiving such proposals shall elect by delivery of notice to Operator within the appropriate response period set out in Article 7.2(B) to participate in one of the competing proposals. Any Party not notifying Operator within the response period shall be deemed not to have voted.

     C) The proposal receiving the largest aggregate Participating Interest vote shall have priority over all other competing proposals. In the case of a tie vote, the Operator shall choose among the proposals receiving the largest aggregate Participating Interest vote. Operator shall deliver notice of such result to all Parties entitled to participate in the operation within five (5) Days of the end of the response period, or twenty-four (24) hours if the drilling rig to be used is standing by in the Concession Area.

     D) Each Party shall then have two (2) Days (or twenty-four (24) hours if the drilling rig to be used is standing by in the Concession Area) from receipt of such notice to elect by delivery of notice to Operator whether such Party will participate in such Exclusive Operation, or will relinquish its interest pursuant to Article 7.4(B). Failure by a Party to deliver such notice within such period shall be deemed an election not to participate in the prevailing proposal.

     E) Notwithstanding the provisions of Article 7.4(B), if for reasons other than the encountering of granite or other practically impenetrable substance or any other condition in the hole rendering further operations impracticable, a well drilled as an Exclusive Operation fails to reach the deepest objective Zone described in the notice proposing such well, Operator shall give notice of such failure to each Non-Consenting Party who submitted or voted for an alternative proposal under this Article to drill such well to a shallower Zone than the deepest objective Zone proposed in the notice under which such well was drilled. Each such Non-Consenting Party shall have the option exercisable for forty-eight (48) hours from receipt of such notice to participate in the initial proposed Completion of such well. Each such Non-Consenting Party may exercise such option by notifying the Operator that it wishes to participate in such Completion and by paying its share of the cost of drilling such well, calculated in the manner provided in Article 7.8(B), to its deepest depth drilled in the Zone in which it is Completed. If any such Non-Consenting Party does not properly elect to participate in the first Completion proposed for such well, the relinquishment provisions of Article 7.4(B) shall continue to apply to such Non-Consenting Party's interest.

7.7      Stand-By Costs


         When an operation has been performed, all tests have been conducted and the results of such tests furnished to the Parties, stand by costs incurred pending response to any Party's notice proposing an Exclusive Operation for Deepening, Testing, Sidetracking, Completing, Plugging Back, Recompleting, Reworking or other further operation in such well (including the period required under Article 7.6 to resolve competing proposals) shall be charged and borne as part of the operation just completed. Stand by costs incurred subsequent to all Parties responding, or expiration of the response time permitted, whichever first occurs, shall be charged to and borne by the Parties proposing the Exclusive Operation in proportion to their Participating Interests, regardless of whether such Exclusive Operation is actually conducted.

7.8      Miscellaneous

     A) Each Exclusive Operation shall be carried out by the Consenting Parties acting as the Operating Committee, subject to the provisions of this Agreement applied mutatis mutandis to such Exclusive Operation and subject to the terms and conditions of the Concession.
     B) The  computation  of  liabilities  and  expenses  incurred in  Exclusive
     Operations, including the liabilities and expenses of Operator for conducting such operations, shall be made in accordance with the principles set out in the Accounting Procedure.

     C) Operator shall maintain separate books, financial records and accounts for Exclusive Operations which shall be subject to the same rights of audit and examination as the Joint Account and related records, all as provided in the Accounting Procedure. Said rights of audit and examination shall extend to each of the Consenting Parties and each of the Non-Consenting Parties so long as the latter are, or may be, entitled to elect to reinstate its interest in such operations.
     D) Operator, if it is not a Consenting Party and it is conducting an Exclusive Operation for the Consenting Parties, shall be entitled to request cash advances and shall not be required to use its own funds to pay any cost and expense and shall not be obliged to commence or continue Exclusive Operations until cash advances requested have been made, and the Accounting Procedure shall apply to Operator in respect of any Exclusive Operations conducted by it.

     E) Should the Parties determine that a Discovery constitutes a Commercial Discovery, and prior to notification of EGPC regarding such Commercial Discovery, should any Party wish to drill an additional Appraisal Well other than a Mandatory Appraisal Well, prior to development, then subject to Article 7.1(B), the Party proposing such well as an Exclusive Operation shall be entitled to proceed first, but without the right to future reimbursement of costs or to any premium pursuant to Article 7.5. If, as the result of drilling such well as an Exclusive Operation, the Parties proposing to develop a Discovery decide to not develop the Discovery, then each Non-Consenting Party who voted in favor of such development prior to the drilling of such appraisal well shall pay to the Consenting Party the amount such Non-Consenting Party would have paid had such appraisal well been drilled as a Joint Operation.

     F)  In  the  case  of  any  Exclusive  Operation  for  Deepening,  Testing,
     Completing, Sidetracking, Plugging Back, Recompleting or Reworking, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, that is not needed for Joint Operations, but the ownership of all such equipment shall remain unchanged. On abandonment of a well after such Exclusive Operation, the Consenting Parties shall account for all such equipment to the Parties who shall receive their respective Participating Interest shares, in value, less cost of salvage.

     G) If the Operator is a Non-Consenting Party to an Exclusive Operation to develop a Discovery, then, subject to obtaining any necessary Government approval, the Operator may resign, but in any event shall resign on the request of the Consenting Parties, as Operator for the Development Lease for such Discovery and the Consenting Parties shall select a Party to serve as Operator for such Development Lease.

7.9      Production Bonuses

         Production bonuses shall be charged to the Joint Account if there is no production of Hydrocarbons from an Exclusive Operation at the time they are incurred. If there is production of Hydrocarbons from one (1) or more Exclusive Operations, then any production bonus which becomes payable under the Concession shall be borne by each Development Lease in the proportion that its average daily production of Hydrocarbons bears to the total average daily production of Hydrocarbons from the Concession Area during the ninety (90) Day period preceding the date on which the liability for the production bonus was incurred.

         The Parties in a Development Lease shall bear the production bonus allocated to that Development Lease in accordance with their
         Participating Interests in the Development Lease as of the date on which liability for the production bonus was incurred.


ARTICLE VIII

                                     DEFAULT

8.1      Default and Notice

         Any Party that fails to pay when due its Participating Interest share of Joint Account expenses, including cash advances and interest, incurred pursuant to this Agreement (a "Defaulting Party") shall be in default under this Agreement. Operator, or any non-defaulting Party in the case of the default of Operator, shall promptly give written notice of such default to the Defaulting Party and each of the non-defaulting Parties (the "Default Notice"). The amount not paid by the Defaulting Party shall bear interest from the date due until paid in full. Interest will be calculated using the Agreed Interest Rate.

8.2      Operating Committee Meetings and Data

         After any default has continued for ten (10) Days from the date of the Default Notice and for as long thereafter as the Defaulting Party remains in default on any payment due under this Agreement, the Defaulting Party shall not be entitled to attend Operating Committee meetings or to vote on any matter coming before the Operating Committee until all of its defaults have been remedied (including payment of accrued interest). Further, the Defaulting Party shall not be entitled to attend meetings of the Exploration Advisory Committee, nor the Directors' Meetings of the Operating Company, nor shall it have the right to vote in any meeting held by the Operating Company. Unless agreed otherwise by the non-defaulting Parties, the voting interest of each non-defaulting Party shall be in the proportion which its Participating Interest bears to the total of the Participating Interests of all the non-defaulting Parties. Any matters requiring unanimous vote of the Parties shall not require the vote of the Defaulting Party. After the said ten (10) Days and while the Defaulting Party remains in default as aforesaid, the Defaulting Party shall not have access to any data or information relating to Joint Operations, and non-defaulting Parties shall be entitled to trade data without such Defaulting Party's consent and the Defaulting Party shall have no right to any data received on such trade unless and until its default is remedied in full. Notwithstanding the foregoing, the Defaulting Party shall be deemed to have approved, and shall join with the non-defaulting Parties in taking any action to maintain and preserve the Concession.

8.3      Allocation of Defaulted Accounts

     A) The Party providing the Default Notice shall, either include in the Default Notice or by separate notice, notify each non-defaulting Party of the sum of money it is to pay as its portion (such portion being in the ratio that each non-defaulting Party's Participating Interest bears to the Participating Interests of all non-defaulting Parties) of such amount in default (excluding interest). Each non-defaulting Party shall, if such default continues, pay Operator, within five (5) Days after receipt of the Default Notice, its share of the amount which the Defaulting Party failed to pay. If any non-defaulting Party fails to pay its share of the amount in default as aforesaid, such non-defaulting Party shall thereupon be in default and shall be a Defaulting Party subject to the provisions of this Article. The non-defaulting Parties which pay the amount owed by any Defaulting Party shall be entitled to receive their respective share of the principal and interest payable by such Defaulting Party pursuant to Article 8.1.

     B) If Operator is a Defaulting Party, then all payments otherwise payable to Operator for Joint Account costs pursuant to this Agreement shall be made to the notifying Party instead, until the default is cured or a successor Operator appointed. The notifying Party shall maintain such funds in a segregated account separate from its own funds and shall apply such funds to third party claims due and payable from the Joint Account of which it has notice, to the extent Operator would be authorized to make such payments under the terms of this Agreement. The notifying Party shall be entitled to bill or cash call the other Parties in accordance with the Accounting Procedure for proper third party charges that become due and payable during such period to the extent sufficient funds are not available. When Operator has cured its default or a successor Operator is appointed, the notifying Party shall turn over all remaining funds in the account to Operator and shall provide Operator and the other Parties with a detailed accounting of the funds received and expended during this period. The notifying Party shall not be liable for damages, losses, costs, expenses or liabilities arising as a result of its actions under this
     Article 8.3(B) except to the extent Operator would be liable under Article 4.6.

     C) The total of all amounts paid by the non-defaulting Parties for the Defaulting Party, together with interest accrued on such amounts, shall constitute a debt due and owing by the Defaulting Party to the non-defaulting Parties in proportion to such amounts paid. In addition, the non-defaulting Parties may, in the manner contemplated by this Article, satisfy such debt (together with interest) and may accrue an amount equal to the Defaulting Party's Participating Interest share of the estimated cost to abandon any Joint Property.

     D) A Defaulting Party may remedy its default by paying to Operator the total amount due, together with interest calculated as provided in Article 8.1, at any time prior to transfer of its interest pursuant to Article 8.4, and upon receipt of such payment Operator shall remit to each non-defaulting Party its proportionate share of such amount.

     E) The rights granted to each non-defaulting Party pursuant to this Article, shall be in addition to, and not in substitution for any other rights or remedies which each non-defaulting Party may have at law or equity or pursuant to the other provisions of this Agreement.

8.4      Transfer of Interest

     A) For thirty (30) Days after each failure by the Defaulting Party to remedy its default by the thirtieth (30th) Day following the Defaulting Party's receipt of the Default Notice, without prejudice to any other rights of the non-defaulting Parties to recover the amounts paid for the Defaulting Party, together with interest accrued on such amount, each non-defaulting Party shall have the option to give notice to the Defaulting Party requiring the Defaulting Party to transfer its Participating Interest to the non-defaulting Parties. To that end if any of the non-defaulting Parties so elect, the Defaulting Party shall be deemed to have transferred and to have empowered the electing non-defaulting Parties to execute on said Defaulting Party's behalf any documents required to effect a transfer, of all of its right, title and beneficial interest in and under this Agreement and the Concession, and in all wells and Joint Property to the electing non-defaulting Parties. If requested, each Party shall execute a Power of Attorney in the form prescribed by the Operating Committee. The Defaulting Party shall, without delay following any request from the non-defaulting Parties, do any and all acts required to be done by applicable law or regulation in order to render such transfer legally valid, including, without limitation, the obtaining of all Government consents and approvals, and shall execute any and all documents and take such other actions as may be necessary in order to effect prompt and valid transfer of the interests described above, free of all liens and encumbrances. In the event all Government consents and approvals are not timely obtained, the Defaulting Party shall hold its Participating Interest in trust for such non-defaulting Parties who elected to assume such Defaulting Party's Participating Interest.

     B) In the absence of an agreement among the non-defaulting Parties to the contrary, any such transfer to the non-defaulting Parties shall be in the proportion that the non-defaulting Parties have paid the amounts due from the Defaulting Party.

     C) Subject to Article 12.1(C), on the effective date of such transfer the Defaulting Party shall forthwith cease to be a Party to this Agreement. The acceptance or non-acceptance by a non-defaulting Party of any portion of a Defaulting Party's Participating Interest shall be without prejudice to any rights or remedies such non-defaulting Parties have to recover the outstanding debts (including interest) owed by the Defaulting Party.

8.5      Continuation of Interest

         If, within thirty (30) Days after each failure by the Defaulting Party to remedy its default by the thirtieth (30th) Day following the Defaulting Party's receipt of the Default Notice, the non-defaulting Parties fail to elect to acquire the Defaulting Party's Participating
         Interest or elect not to acquire the Defaulting Party's Participating Interest, as provided in Article 8.4 and to continue to bear the Defaulting Party's Participating Interest share of liabilities and expenses, then the non-defaulting Parties shall either (a) abandon operations hereunder pursuant to Article 8.6, or (b) accumulate all such liabilities and expenses as a debt pursuant to Article VIII, but the Defaulting Party shall continue to be a Party subject to Article
         8.2 and Article 8.7. If Operator disposes of any Joint Property or any other credit or adjustment is made to the Joint Account, or if Operator sells any of the Defaulting Party's Participating Interest share of Hydrocarbons, then, in respect of the Defaulting Party's Participating Interest share of the proceeds of such disposal, credit or adjustment or sale, Operator shall be entitled to retain and to set off the same against all amounts, together with interest accrued on such amount, due and owing from the Defaulting Party plus an accrued amount equal to the Defaulting Party's Participating Interest share of the estimated cost to abandon any Joint Property. Any surplus remaining after setting off the same as aforesaid shall be paid promptly to the Defaulting Party.

8.6      Abandonment

         If, within thirty (30) Days after the failure by the Defaulting Party to remedy its default by the thirtieth (30th) Day as aforesaid, no non-defaulting Party elects to acquire the Defaulting Party's Participating Interest as provided in Article 8.4, or to bear the Defaulting Party's Participating Interest share of liabilities and expenses as provided in Article 8.5, then no transfer shall be made and Joint Operations shall be abandoned subject to any necessary consents and notices being given, and each Party, including the Defaulting Party, shall pay its Participating Interest share of all costs of abandoning and relinquishing the Concession. If abandonment occurs as aforesaid, all monies paid by the non-defaulting Parties for the Defaulting Party pursuant to Article 8.3, together with interest accrued on such amount, shall remain a debt due and owing by the Defaulting Party.

8.7      Sale of Hydrocarbons

         If a Party defaults after the commencement of commercial production and has not remedied the default by the thirtieth (30th) Day as aforesaid, then, during the continuance of such default, the Defaulting Party shall not be entitled to its Entitlement which shall vest in and be the property of the non-defaulting Parties, and Operator shall be authorized to sell such Hydrocarbons at the best price obtainable under the circumstances and, after deducting all costs, charges and expenses incurred by Operator in connection with such sale, pay the proceeds proportionately to the non-defaulting Parties which proceeds shall be credited against all monies advanced pursuant to Article 8.3, together with interest accrued thereon. Any surplus remaining shall be paid to the Defaulting Party, and any deficiency shall remain a debt due from the Defaulting Party to the non-defaulting Parties. Notwithstanding any such sales by Operator, the provisions of Article 8.4 shall continue to apply.

8.8      No Right of Set Off

         Each Party acknowledges and accepts that a fundamental principle of this Agreement is that each Party pays its Participating Interest share of all amounts due under this Agreement as and when required. Accordingly, any Party which becomes a Defaulting Party undertakes that, in respect of either any exercise by the non-defaulting Parties of any rights under or the application of any of the provisions of this Article, such Party shall not raise by way of set off or invoke as a defense, whether in law or equity, any failure to pay amounts due and owing under this Agreement or any alleged or unliquidated claim that such Party may have against Operator or any Non-Operator, whether such claim arises under this Agreement or otherwise. Such Party further undertakes not to raise by way of defense, whether in law or in equity, that the nature or the amount of the remedies granted to the non-defaulting Parties is unreasonable or excessive.

                                   ARTICLE IX

                            DISPOSITION OF PRODUCTION

9.1      Right and Obligation to Take in Kind

         Except as otherwise provided in this Article 9 and Article 8.7, each Party shall have the right and obligation to own, take in kind and separately dispose of its Participating Interest share of total production available to the Parties pursuant to the Concession in such quantities and in accordance with such procedures as may be set forth in the offtake agreement referred to in Article 9.2 or in the special arrangements for natural gas referred to in Article 9.3. If EGPC is party to the offtake agreement, then the Parties shall endeavor to obtain its agreement to the principles set forth in this Article 9. To the extent that a Party requires separate facilities to exercise its rights under this Article 9.1, the costs of such separate facilities will be borne solely by such Party.

9.2      Offtake Agreement for Crude Oil

         If Crude Oil is to be produced from the Concession, the Operator shall submit an offtake agreement for the Parties consideration, and the Parties shall in good faith, and not less than three (3) months prior to first delivery of Crude Oil, negotiate and conclude the terms of an agreement to cover the offtake of Crude Oil produced under the Concession. EGPC may, if necessary and practicable, also be party to the offtake agreement. This offtake agreement shall, to the extent consistent with the Concession, make provision for:

A) The delivery point, at which title and risk of loss of Participating Interest shares of Crude Oil shall pass to the Parties interested (or as the Parties may otherwise agree);

B) Operator's regular periodic advice to the Parties of estimates of total available production for succeeding periods, Entitlements, and grades of Crude Oil for as far ahead as is necessary for Operator and the Parties to plan offtake arrangements. Such advice shall also cover for each grade of Crude Oil total available production and deliveries for the preceding period, inventory and overlifts and underlifts;

C) Nomination by the Parties to Operator of acceptance of their Entitlement of total available production for the succeeding period. Such nominations shall in any one period be for each Party's entire Entitlement arising during that period subject to operational tolerances and agreed minimum economic cargo sizes or as the Parties may otherwise agree;
D)   Elimination of overlifts and underlifts;

E) If offshore loading or a shore terminal for vessel loading is involved, risks regarding acceptability of tankers, demurrage and (if applicable) availability of berths;

F) Distribution to the Parties of Entitlements to ensure, to the extent Parties take delivery of their Entitlements in proportion to the accrual of such Entitlements, that each Party shall receive currently Entitlements of grades, gravities and qualities of Hydrocarbons similar to Hydrocarbons received by each other Party;

G)   To  the  extent  that   distribution  of  Entitlements  on  such  basis  is
     impracticable due to availability of facilities and minimum cargo sizes, a method of making periodic adjustments; and

H) The option and the right of the other Parties to sell an Entitlement which a Party fails to nominate for acceptance pursuant to Article 9.2(C) above or of which a Party fails to take delivery, in accordance with applicable agreed procedures, provided that such failure either constitutes a breach of Operator's or Parties' obligations under the terms of the Concession, or is likely to result in the curtailment or shut-in of production. Such sales shall be made only to the limited extent necessary to avoid disruption in Joint Operations. Operator shall give all Parties as much notice as is practicable of such situation and that a sale option has arisen. Any sale shall be of the unnominated or undelivered Entitlement as the case may be and for reasonable periods of time in no event to exceed twelve (12) months. The right of sale shall be revocable at will subject to any prior contractual commitments. Sales to non-affiliated third parties shall be for the realized price f.o.b. the delivery point. Sales to any of the Parties or their Affiliates shall be at current market value f.o.b. the delivery point. The Party arranging the sale shall pay to the Party whose Entitlement is involved the above price after deduction of all costs, including storage costs, incurred in respect of such sale and a marketing fee of an agreed percentage of the applicable price less deductions, reflecting actual costs of disposal at immediate notice. Current market value shall be the value of the Entitlement in international markets (unless the Entitlement was required to be delivered into the Government's domestic market, in which case it shall be the value therein) between a willing buyer and a willing seller and shall be agreed between the two Parties concerned, or failing agreement, determined by an expert to be appointed in accordance with procedures set forth in the offtake agreement. If an offtake agreement has not been entered into by the date of first delivery of Crude Oil, the Parties shall be bound by the principles set forth in this Article 9.2 until an offtake agreement has been entered into.

9.3      Separate Agreement for Natural Gas

         The Parties recognize that if natural gas is discovered it may be necessary for the Parties to enter into a long term Gas Sales Agreement as contemplated in Article III(d)(ii) of the Concession. Failing such agreement, the Parties shall negotiate special arrangements, including gas balancing, for the disposal of same.

9.4      EGPC Preferential Right of Purchase

         In the event EGPC exercises its preferential right to purchase Hydrocarbons produced under the Concession, each Party shall contribute the quantity required proportionately to its Entitlement thereof. Or, if EGPC requires that Crude Oil from the Concession be sold to or with EGPC under a joint marketing arrangement or otherwise, Operator shall use its best efforts to obtain the unanimous agreement of the Operating Committee to the terms and conditions of any such arrangement or agreement.

9.5      Government's Right of Requisition

         In the event the Government requisitions Contractor's share of Hydrocarbons produced under the Concession, each Party shall contribute the quantity required proportionately to its Participating Interest share thereof.

                                   ARTICLE X

                              ABANDONMENT OF WELLS

10.1     Abandonment of Wells Drilled as Joint Operations

A) Any well which has been drilled as a Joint Operation and which is proposed to be plugged and abandoned shall not be plugged and abandoned without the consent of all Parties, and in the event that the Operating Company has been formed, the consent of EGPC.

B) Should any such Party fail to reply within the period prescribed in Article 5.12(A)(1) or Article 5.12(A)(2), whichever is applicable, after delivery of notice of the Operator's proposal to plug and abandon such well, such Party shall be deemed to have consented to the proposed abandonment. If all the Parties consent to abandonment, such well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the Parties or the Consenting Parties, as applicable.

C) If all Parties do not agree to the abandonment of such well, those wishing to continue operations shall assume financial responsibility over the well and shall be deemed to be Consenting Parties conducting an Exclusive Operation pursuant to Article VII. In the case of a producing well, the Consenting Parties shall be entitled to continue producing only from the Zone open to production at the time they assumed responsibility for the well.

D) Each Non-Consenting Party shall be deemed to have relinquished to the Consenting Parties in proportion to their Participating Interests all of its interest in the wellbore of a produced well and related equipment in accordance with Article 7.4(B), insofar and only insofar as such interest covers the right to obtain production from that wellbore in the Zone then open to production.

E) Subject to Articles 6.3 and 7.8(G), Operator shall continue to operate a produced well for the account of the Consenting Parties at the rates and charges contemplated by this Agreement, plus any additional cost and charges which may arise as the result of the separate allocation of interest in such well.


10.2     Abandonment of Exclusive Operations

         This Article shall apply mutatis mutandis to the abandonment of an Exclusive Well or any well in which an Exclusive Operation has been conducted; provided that no well shall be permanently plugged and abandoned unless and until all Parties having the right to conduct further operations in such well have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article X.

                                   ARTICLE XI

                       SURRENDER, EXTENSIONS AND RENEWALS

11.1     Surrender

     A) Operator shall advise the Operating Committee of any surrender requirement under the Concession at least one hundred and twenty (120) Days in advance of the earlier of the date for filing an irrevocable notice of such surrender or the date of such surrender. Prior to the end of such period, the Operating Committee shall determine, pursuant to Article V, the size and shape of the surrendered area, consistent with the requirements of the Concession. If a sufficient vote of the Operating Committee cannot be attained, then the proposal supported by a simple majority of the Participating Interests shall be adopted. If no proposal attains the support of a simple majority of the
          Participating Interests, then the proposal receiving the largest aggregate Participating Interest vote shall be adopted. In the event of a tie, the Operator shall choose among the proposals receiving the largest aggregate Participating Interest vote. The Parties shall execute any and all documents and take such other actions as may be necessary to effect the surrender. Each Party renounces all claims and causes of action against Operator and any other Parties on account of any area surrendered in accordance with the foregoing but against its recommendation if Hydrocarbons are subsequently discovered under the surrendered area. B) A surrender of all or any part of the Concession Area which is not required by the Concession shall require the unanimous consent of the Parties.


11.2     Extension of the Term

     A) A proposal by any Party to extend the term of the Exploration Period or Development Period or any Exploration Sub-Period of the Concession, a proposal to enter into a new phase of the Exploration Period, and a proposal to extend the term of the Concession shall be brought before the Operating Committee pursuant to Article V.

     B) Any Party shall have the right to enter into or extend the term of the Exploration Period or Development Period or any Exploration Sub-Period of the Concession or extend the term of the Concession, regardless of the level of support in the Operating Committee. If any Party or Parties take such action, any Party not wishing to extend or enter into a new period shall have a right to withdraw, subject to the requirements of Article XIII.

                                  ARTICLE XII

                         TRANSFER OF INTEREST OR RIGHTS

12.1     Obligations

     A) Subject always to the requirements of the Concession and subject to the terms of transfer contained in Articles VIII or XIII, the transfer of all or part of a Party's Participating Interest shall be effective only if it satisfies the terms and conditions of this Article.

     B) Except in the case of a Party transferring all of its Participating Interest, no transfer shall be made by any Party which results in the transferor or the transferee holding a Participating Interest of less than five (5%) percent or holding any interest other than a Participating Interest in the Concession and this Agreement.

     C) The transferring Party shall, notwithstanding the transfer, be liable to the other Parties for any obligations, financial or otherwise, which have vested, matured or accrued under the provision of the Concession or this Agreement prior to such transfer. Such obligations shall include, without limitation, any proposed expenditure approved by the Operating Committee prior to the transferring Party notifying the other Parties of its proposed transfer.

     D) The transferee shall have no rights in and under the Concession or this Agreement unless and until it obtains any necessary Government approval and expressly undertakes in writing to perform all obligations of the transferor under the Concession and this Agreement in respect of the Participating Interest being transferred, to the satisfaction of the Parties.

     E) The transferee other than an Affiliate shall have no rights in and under the Concession or this Agreement unless each Party has consented in writing to such transfer, which consent shall be denied only if such transferee fails to establish to the reasonable satisfaction of each Party its financial and technical capability to perform its obligations under the Concession and this Agreement. With respect to a transfer to an Affiliate, the transferring Party shall provide each of the Parties with prior written notice of the transfer. Notwithstanding such transfer, the transferring Party shall remain liable for any and all obligations under this Agreement unless such Affiliate establishes to the reasonable satisfaction of each Party its financial and technical capability to perform its obligations under the Concession and this Agreement.

     F) Nothing contained in this Article shall prevent a Party from mortgaging, pledging, charging or otherwise encumbering all or part of its interest in the Concession and in this Agreement for the purpose of security relating to a financing provided that:

                    1) such Party shall remain liable for all obligations relating to such interest;

                    2) the encumbrance shall be subject to any necessary approval of the Government and be expressly subordinated to the rights of the other Parties under this Agreement;

                    3) such Party shall ensure that any such mortgage, pledge, charge or encumbrance shall be expressed to be without prejudice to the provisions of this Agreement; and

                    4) such Party shall advise the remaining Parties of the existence of any financing, subject to said Party's right to disclosure under its financing agreements and shall provide proof of compliance with Article 12.1(F)(3).

12.2     Rights

         Each  Party  shall have the right,  subject  to the  provisions  of the
         Concession   and  Article   12.1   hereof,   to  freely   transfer  its
         Participating Interest.

                                  ARTICLE XIII

                            WITHDRAWAL FROM AGREEMENT

13.1     Right of Withdrawal

A) Subject to the provisions of this Article, any Party may withdraw from this Agreement and the Concession by giving notice to all other Parties stating its decision to withdraw and specifying a proposed effective date of withdrawal which shall be at least sixty (60) Days, but not more than one hundred eighty (180) Days after the date of such notice. Such notice shall be unconditional and irrevocable when given.

B) Notwithstanding Article 13.1(A), a Party shall not have the right to withdraw from this Agreement and the Concession until the Minimum Work Obligation for the then current Exploration Sub-Period set forth in the Concession has been fulfilled. However, if the Operating Committee or any Party decides to accept new Minimum Work Obligations by voluntarily extending the current or entering into a new Exploration Sub-Period under the Concession, a Party that voted against such decision shall not be prevented from withdrawing; provided that such Party delivers notice of its withdrawal to all Parties within thirty (30) Days of such vote pursuant to
     Article 11.2 and fully satisfies its Participating Interest share of the outstanding Minimum Work Obligation for the then current Exploration Sub-Period, if any.

C) Subject to Articles 13.1(A) and (B), 13.5 and 13.9, the effective date of withdrawal for a withdrawing Party shall be the end of the calendar month following the calendar month in which notice of withdrawal is given.

D) Notwithstanding anything to the contrary contained herein, a Party that elects to withdraw shall not, unless such Party otherwise agrees, be considered to have withdrawn from this Agreement or the Concession as it applies to a Development Lease in which such Party has a Participating Interest.

13.2     Withdrawal by Some or All of the Parties

A)   Within   thirty   (30)  Days  of  receipt  of  each   withdrawing   Party's
     notification, each of the other Parties may also give notice that it desires to withdraw from this Agreement and the Concession. Should all Parties give notice of withdrawal, the Parties shall proceed to abandon the Concession Area and terminate the Concession and this Agreement in accordance with their respective terms. If less than all of the Parties give such notice of withdrawal, then the withdrawing Parties shall take all steps to withdraw from the Concession and this Agreement on the earliest possible date and execute and deliver all necessary instruments and documents to assign their Participating Interest to the Parties that are not withdrawing, at its sole cost and expense and without any compensation whatsoever, in accordance with the provisions of Article 13.6.

B) If any part of the withdrawing Party's Participating Interest remains unclaimed after sixty (60) Days from the date of the first notice of withdrawal, the Parties shall be deemed to have decided to withdraw from the Concession and this Agreement, unless at least one Party agrees to accept the unclaimed Participating Interest.

C) Any Party withdrawing under Article 11.2(B) or under this Article XIII shall, at its option,

     1)   withdraw from the entirety of the Concession Area; or

     2) withdraw only from all exploration activities under the Concession, but not from any Development Lease made prior to such withdrawal.

                  A Party withdrawing pursuant to this Article 13.2(C)(2) shall retain its rights in the Joint Property, but only insofar as they relate to any such Development Lease, and shall abandon all other rights in the Joint Property.

13.3     Rights of a Withdrawing Party

         A withdrawing Party shall have the right to receive its Entitlement of Hydrocarbons produced through the effective date of its withdrawal. The withdrawing Party shall be entitled to receive all information to which such Party is otherwise entitled under this Agreement until the effective date of its withdrawal. After giving its notification of withdrawal, a Party shall not be entitled to vote on any matters coming before the Operating Committee, other than matters for which such Party continues to have financial responsibility.

13.4     Obligations and Liabilities of a Withdrawing Party

          A)  A  withdrawing   Party  shall,   following  its   notification  of
          withdrawal,  remain  liable  only for its share of the  following:

               1) Costs of Joint Operations, and Exclusive Operations in which it has agreed to participate, that were approved by the Operating Committee or Consenting Parties as part of a Work Program and Budget or AFE prior to such Party's notification of withdrawal, regardless of when they are actually incurred;

               2) Any Minimum Work Obligations for the current Exploration Sub-Period or phase of the Concession, and for any subsequent period or phase which has been approved pursuant to Article 11.2 and with respect to which such Party has failed to give its notice of withdrawal within the time periods set out in Article 13.4(B);

               3) Emergency expenditures as described in Articles 4.2(B)(11) and 13.5;

               4) All other obligations and liabilities of the Parties or Consenting Parties, as applicable, with respect to acts or omissions under this Agreement which were incurred or are attributable to the period prior to the effective date of such Party's withdrawal for which such Party would have been liable, had it not withdrawn from this Agreement; and

               5) In the case of a partially withdrawing Party, any costs and liabilities with respect to Development Leases from which it has not withdrawn.

          The obligations and liabilities for which a withdrawing Party remains liable shall specifically include its share of any costs of plugging and abandoning wells or portions of wells in which it participated (or was required to bear a share of the costs pursuant to Article 13.4(A)(1)), to the extent such costs of plugging and abandoning are payable by the Parties under the Concession. Any liens, charges and other encumbrances which the withdrawing Party placed on such Party's Participating Interest prior to its withdrawal shall be fully satisfied or released, at the withdrawing Party's expense, prior to its withdrawal. A Party's withdrawal shall not relieve it from liability to the non-withdrawing Parties with respect to any obligations or liabilities attributable to the withdrawing Party under this Article XIII merely because they are not identified or identifiable at the time of withdrawal.

               B) Notwithstanding the foregoing, a Party shall not be liable for any operations or expenditures it voted against (other than operations and expenditures described in Article 13.4(A)(2) or 13.4(A)(3)) if it sends notification of its withdrawal within five (5) Days (or within twenty-four (24) hours if the drilling rig to be used in such operation is standing by on the Concession Area) of the Operating Committee vote approving such operation or expenditure. Likewise, a Party voting against voluntarily entering into or extending of an Exploration Sub-Period, Exploration Period or Development Period or any phase of the Concession or voluntarily extending the Concession shall not be liable for the Minimum Work Obligations associated therewith provided that it sends notification of its withdrawal within the earlier of thirty (30) Days of such vote pursuant to
                    Article 11.2 or five (5) Days prior to the last date upon which the Parties must give notice to EGPC pursuant to the Concession in order to enter such period or obtain such extension.

13.5 Emergency

A Party's notification of withdrawal shall not become effective if prior to the proposed effective date of withdrawal a well goes out of control or a fire, blow out, sabotage or other emergency occurs. The notification of withdrawal shall become effective only after the emergency has been contained and the withdrawing Party has paid, or has provided, security satisfactory to the Parties for its Participating Interest share of the costs of such emergency.

13.6 Assignment

A withdrawing Party shall assign its Participating Interest to each of the non-withdrawing Parties which shall be allocated to them in the proportion which each of their Participating Interests (prior to the withdrawal) bears to the total Participating Interests of all the non-withdrawing Parties (prior to the withdrawal), unless the non-withdrawing Parties agree otherwise. The expenses associated with the withdrawal and assignments shall be borne by the withdrawing Party.

13.7 Approvals

A withdrawing Party shall promptly join in such actions as may be necessary or desirable to obtain any Government approvals required in connection with the withdrawal and assignments, and any penalties or expenses incurred by the Parties in connection with such withdrawal shall be borne by the withdrawing Party.

13.8   Abandonment   Security

A withdrawing Party shall provide Security satisfactory to the other Parties to satisfy any such obligations or liabilities which were approved or accrued prior to notice of withdrawal, but which become due after its withdrawal, including, without limitation, Security to cover the costs of an abandonment, if applicable; provided that the withdrawing Party was participating or was obligated to participate in the operations which gave rise to such obligations or liabilities. "Security" means a standby letter of credit issued by a bank or an on demand bond issued by a corporation, such bank or corporation having a credit rating indicating it has sufficient worth to pay its obligations in all reasonably foreseeable circumstances.

13.9  Withdrawal or  Abandonment by all Parties

In the event all Parties decide to withdraw or are required to do so pursuant to this Article, the Parties agree that they shall be bound by the terms and conditions of this Agreement for so long as may be necessary to wind up the affairs of the Parties with the Government, to satisfy any requirements of applicable law or to facilitate the sale, disposition or abandonment of property or interests held by the Joint Account.

                                  ARTICLE XIV
                         RELATIONSHIP OF PARTIES AND TAX

14.1     Relationship of Parties

         The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create a mining or other partnership, joint venture, association or trust, or as authorizing any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries except as expressly provided in this Agreement.

14.2     Tax

         Operator shall provide each Party, in a timely manner and at such Party's sole expense, with such information with respect to Joint Operations as such Party may reasonably request for preparation of its tax returns or responding to any audit or other tax proceeding.

                                   ARTICLE XV

                CONFIDENTIAL INFORMATION - PROPRIETARY TECHNOLOGY

15.1     Confidential Information

A) Subject to the provisions of the Concession, the Parties agree that all information and data acquired or obtained by any Party in respect of Joint Operations shall be considered confidential and shall be kept confidential and not be disclosed during the term of the Concession and for a period of two (2) years after expiration of the Concession to any person or entity not a Party to this Agreement, except:

               1)   To  an   Affiliate,   provided  such   Affiliate   maintains
                    confidentiality as provided in this Article;

               2) To a governmental agency or other entity when required by the Concession;

               3) To the extent such data and information is required to be furnished in compliance with any applicable laws or regulations, or pursuant to any legal proceedings or because of any order of any court binding upon a Party;

               4) Subject to Article 15.1(B), to potential contractors, contractors, consultants and attorneys employed by any Party where disclosure of such data or information is essential to such contractor's, consultant's or attorney's work;

               5) Subject to Article 15.1(B), to a bona fide prospective transferee of a Party's Participating Interest (including an entity with whom a Party or its Affiliates is conducting bona fide negotiations directed toward a merger, consolidation or the sale of a majority of its or an Affiliate's shares);

               6) Subject to Article 15.1(B), to a bank or other financial institution to the extent appropriate to a Party arranging for funding for its obligations under this Agreement;

               7) To the extent such data and information must be disclosed pursuant to any rules or requirements of any government or stock exchange having jurisdiction over such Party, or its Affiliates; provided that if any Party desires to disclose information in an annual or periodic report to its or its Affiliates' shareholders and to the public and such disclosure is not required pursuant to any rules or requirements of any government or stock exchange, then such Party shall comply with Article 20.2;

               8) To its respective employees for the purposes of Joint Operations, subject to each Party taking customary precautions to ensure such data and information is kept confidential; and

               9) Where any data or information which, through no fault of a Party, becomes a part of the public domain.

B) Disclosure as pursuant to Article 15.1(A)(4), (5), and (6) shall not be made unless prior to such disclosure the disclosing Party has obtained a written undertaking from the recipient party to keep the data and information strictly confidential and not to use or disclose the data and information except for the express purpose for which disclosure is to be made.

15.2     Continuing Obligations

         Any Party ceasing to own a Participating Interest during the term of this Agreement shall nonetheless remain bound by the obligations of confidentiality and any disputes shall be resolved in accordance with
         Article XVIII.

15.3     Proprietary Technology

         Nothing in this Agreement shall require a Party to divulge proprietary technology to the other Parties; provided that where the cost of development of proprietary technology has been charged to the Joint Account, such proprietary technology shall be disclosed to all Parties bearing a portion of such cost and may be used by such Party or its Affiliates in other operations.

15.4     Trades

         Notwithstanding the foregoing provisions of this Article, Operator may, with prior approval of the Operating Committee, make well trades and data trades for the benefit of the Parties, with any data, the cost of which has been charged to the Joint Account, so obtained to be furnished to all Parties. Operator shall obtain an undertaking from the third party receiving such information to keep such information confidential.

                                  ARTICLE XVI

                                 FORCE MAJEURE

16.1     Obligations

         If as a result of Force Majeure any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay any amounts due or to furnish security, then the obligations of the Party giving such notice, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period. The Party claiming Force Majeure shall notify the other Parties of the Force Majeure situation within a reasonable time after the occurrence of the facts relied on and shall keep all Parties informed of all significant developments. Such notice shall give reasonably full particulars of said Force Majeure, and also estimate the period of time which said Party will probably require to remedy the Force Majeure. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure situation as quickly as possible in an economic manner, but shall not be obligated to settle any labor dispute except on terms acceptable to it and all such disputes shall be handled within the sole discretion of the affected Party.

16.2     Definition of Force Majeure

         For the purposes of this Agreement, "Force Majeure" shall have the meaning as set forth in Article XXIII(b) of the Concession.

                                  ARTICLE XVII

                                    NOTICES

17.1     Notices


         Except as otherwise specifically provided, all notices authorized or required between the Parties by any of the provisions of this Agreement, shall be in writing, in English and delivered in person or by registered mail or by courier service or by any electronic means of transmitting written communications which provides confirmation of complete transmission, and addressed to such Parties as designated below. The originating notice given under any provision of this Agreement shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the originating notice is received. The second or any responsive notice shall be deemed delivered when received. "Received" for purposes of this Article with respect to written notice delivered pursuant to this Agreement shall be actual delivery of the notice to the address of the Party to be notified specified in accordance with this Article. Each Party shall have the right to change its address at any time and/or designate that copies of all such notices be directed to another person at another address, by giving written notice thereof to all other Parties.

         In the case of a notice to Dublin at:

         Dublin International Petroleum (Egypt) Limited
         #52 Youssif Abbass Street
         Nasr City, Cairo

         Telephone:        (202) 405-0002
         Facsimile:        (202) 405-0003

         With a copy to:

         Tanganyika Oil Company Ltd.
         802 - 1015 - 4th Street S.W.
         Calgary, Alberta, Canada
         T2R 1J4
         Telephone:  (403) 234-8199
         Facsimile:  (403) 234-8140

         In the case of a notice to GHP at:

         GHP Exploration (West Gharib) Ltd.
         1900 W. Loop South, Suite 900
         Houston, Texas
         U.S.A   .77027
         Attention:        Mr. Barry Lasker
         Telephone:        (713) 626-9373
         Facsimile:        (713) 626-9374

         In the case of notice to Drucker:

         Drucker Petroleum Inc.
         #830, 789 West Pender Street
         Vancouver, British Columbia
         V6C 1H2

         Telephone:        (604) 689-4407
         Facsimile:        (604) 689-7654

                                 ARTICLE XVIII

                      APPLICABLE LAW AND DISPUTE RESOLUTION

18.1     Applicable Law

         This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of Alberta, Canada, excluding any choice of law rules which would refer the matter to the laws of another jurisdiction.

18.2     Dispute Resolution

A) Any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement or the operations carried out under this Agreement, including without limitation any dispute as to the construction validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any Party may submit such a dispute, controversy or claim to arbitration.

B) The arbitration shall be heard and determined by three (3) arbitrators. All decisions and awards by the arbitration tribunal shall be made by majority vote.

C) Unless otherwise expressly agreed in writing by the Parties to the arbitration proceedings:

               1) The arbitration proceedings shall be held in Calgary, Alberta;


               2) The arbitration proceedings shall be conducted in the English language and the arbitrators shall be fluent in the English language;

               3) The arbitrators shall be and remain at all times wholly independent and impartial;

               4) The arbitration proceedings shall be conducted in accordance with the UNCITRAL Model Law on International Commercial Arbitration, in effect upon commencement of arbitration;

               5) Any procedural issues not determined under the arbitral rules selected pursuant to Article 18.2(C)(4) shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

               6) The costs of the arbitration proceedings (including legal fees and costs) shall be borne in the manner determined by the arbitrators;

               7) The decision of the majority of the arbitrators, shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accountings presented to the arbitrator; made and promptly paid in U.S. dollars free of any deduction or setoff (except if the Party is a Defaulting Party under Article VIII) and any costs or fees incident to enforcing the award, shall to the maximum extent permitted by law, be charged against the Party resisting such enforcement;

               8) Consequential, punitive or other similar damages shall not be allowed;

               9) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at the Agreed Interest Rate; and

               10) Judgement upon the award may be entered in any court having jurisdiction over the person or the assets of the Party. Application may also be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                                   ARTICLE XIX

                       ALLOCATION OF COST RECOVERY RIGHTS

19.1     Allocation of Total Production

         For the purposes of recovery of Petroleum Costs, the total quantity of Hydrocarbons which are produced and saved from all Development Leases in a Calendar Quarter and to which the Parties are entitled under the Concession shall be designated as either Cost Oil or Production Sharing Oil.

19.2     Allocation of Cost Oil

         Subject to each of the Farmout Agreements and Article 19.4, Cost Oil shall be allocated in accordance with the Parties' respective Participating Interests. The allocation of Cost Oil shall be as required to recover, in the sequence incurred, all Petroleum Costs and which are recoverable in such Calendar Quarter.

19.3     Allocation of Production Sharing Oil

         Production Sharing Oil shall be allocated among the Parties in proportion to their respective Participating Interests.

19.4     Exclusive Operations and Extensions of the Exploration Period

         Prior to the extension of the term of the Exploration Period or and Exploration Sub-Period by less than all Parties or, where practicable, prior to the conduct of an Exclusive Operation (or if not, as soon thereafter as is practicable), the Parties shall meet to determine:

A) the allocation of Cost Oil and Production Sharing Oil between and Development Leases in which the Parties have different Participating Interests;

B) the allocation of Cost Oil and Production Sharing Oil between the Parties where Petroleum Costs have been incurred but do not relate to Joint Operations resulting in the creation of a Development Lease but which become recoverable as a result of production from another Development Lease elsewhere in the Concession Area, provided always that Petroleum Costs in relation to a Development Lease shall be recovered first;

C)  without   prejudice  to  Article  7.9,  the  manner  in  which  the  bonuses contemplated in Article IX of the Concession will be discharged; and

D) such other matters as the Parties may agree.

                                   ARTICLE XX

                               GENERAL PROVISIONS

20.1     Warranties as to no Payments, Gifts and Loans

         Each of the Parties warrants that neither it nor its affiliates has made or will make, with respect to the matters provided for hereunder, any offer, payment, promise to pay or authorization of the payment of any money, or any offer, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to or for the use or benefit of any official or employee of the Government or EGPC or to or for the use or benefit of any political party, official, or candidate for the purpose of influencing an official act or decision of that person; inducing that person to do or omit to do any act in violation of his or her lawful duty; or inducing that person to use his or her influence with the Government or EGPC to affect or influence any Government or EGPC decision; unless such offer, payment, gift, promise or authorization is authorized by the written laws or regulations of the Arab Republic of Egypt. Each of the Parties further warrants that neither it nor its affiliates has made or will make any such offer, payment, gift, promise or authorization to or for the use or benefit of any other person if the Party knows, has a firm belief, or is aware that there is a high probability that the other person would use such offer, payment, gift, promise or authorization for any of the purposes described in the preceding sentence. The foregoing warranties do not apply to any facilitating or expediting payment to secure the performance of routine Government action. Routine Government action, for purposes of this Article 20.1, shall not include, among other things, Government action regarding the terms, award or continuation of the Concession. Each Party shall respond promptly, and in reasonable detail, to any notice from any other Party or its auditors pertaining to the above stated warranty and representation and shall furnish documentary support for such response upon request from such other Party.

20.2     Conflicts of Interest

A) Each Party undertakes that it shall avoid any conflict of interest between its own interests (including the interests of Affiliates) and the interests of the other Parties in dealing with suppliers, customers and all other organizations or individuals doing or seeking to do business with the Parties in connection with activities contemplated under this Agreement.

B) The provisions of the preceding paragraph shall not apply to:

               1) A Party's performance which is in accordance with the local preference laws or policies of the Government; or

               2) A Party's acquisition of products or services from an Affiliate, or the sale thereof to an Affiliate, made in accordance with rules and procedures established by the Operating Committee.

20.3     Public Announcements

A) Operator shall be responsible for the preparation and release of all public announcements and statements regarding this Agreement and the Joint Operations; provided that, no public announcement or statement shall be issued or made unless prior to its release all the Parties have been furnished with a copy of such statement or announcement and two (2) or more Parties holding more than fifty percent (50%) of the Participating Interests have approved the same. Where a public announcement or statement becomes necessary or desirable because of danger to or loss of life, damage to property or pollution as a result of activities arising under this Agreement, Operator is authorized to issue and make such announcement or statement without prior approval of the Parties, but shall promptly furnish all the Parties with a copy of such announcement or statement.

B) If a Party wishes to issue or make any public announcement or statement regarding this Agreement or the Joint Operations, it shall not do so unless prior to its release, such Party furnishes all the Parties with a copy of such announcement or statement, and obtains the approval of the Parties holding fifty percent (50%) or more of the Participating Interests; provided that, notwithstanding any failure to obtain such approval, no Party shall be prohibited from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with the applicable laws, rules or regulations of any government, legal proceedings or stock exchange having jurisdiction over such Party as set forth in Articles 15.1(A)(3) and (7).

20.4     Successors and Assigns

         Subject to the limitations on transfer contained in Article XII, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

20.5     Waiver

         No waiver by any Party of any one or more defaults by another Party in the performance of this Agreement shall operate or be construed as a waiver of any future default or defaults by the same Party, whether of a like or of a different character. Except as expressly provided in this Agreement no Party shall be deemed to have waived, released or modified any of its rights under this Agreement unless such Party has expressly stated, in writing, that it does waive, release or modify such right.

20.6     Severance of Invalid Provisions

         If and for so long as any provision of this Agreement shall be deemed to be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

20.7     Modifications

         Except as is provided in Article 20.6, there shall be no modification of this Agreement except by written consent of all Parties.

20.8     Headings

         The topical headings used in this Agreement are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be bound in any particular Article.

20.9     Singular and Plural

         Reference to the singular includes a reference to the plural and vice versa.

20.10    Gender

         Reference to any gender includes a reference to all other genders.

20.11    Counterpart Execution

         This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original Agreement for all purposes; provided no Party shall be bound to this Agreement unless and until all Parties have executed a counterpart. For purposes of assembling all counterparts into one document, Operator is authorized to detach the signature page from one or more counterparts and, after signature thereof by the respective Party, attach each signed signature page to a counterpart.

20.12    Entirety and Conflict

         This Agreement constitutes the entire agreement of the Parties and supersedes all prior understandings and negotiations of the Parties, with the exception of Article 2 of the GHP Farmout Agreement and
         Article 2 of the Drucker Farmout Agreement. In the event of a conflict between Article 2 of the GHP Farmout Agreement and this Agreement, as between GHP and Dublin, the terms of Article 2 of the GHP Farmout Agreement shall govern to the extent of the conflict. In the event of a conflict between Article 2 of the Drucker Farmout Agreement and this Agreement, as between Drucker and Dublin, the terms of Article 2 of the Drucker Farmout Agreement shall govern to the extent of the conflict.

IN WITNESS of their agreement each Party has caused its duly authorized representative to sign this instrument on the date indicated below such representative's signature.


                                  DUBLIN INTERNATIONAL PETROLEUM (EGYPT) LIMITED


                                    By:      -----------------------------------
                                    Title:   ___________________________________
                                    Date:    ___________________________________



                                 GHP EXPLORATION (WEST GHARIB) LTD.


                                    By:      -----------------------------------
                                    Title:   ___________________________________
                                    Date:    ___________________________________


                                  DRUCKER PETROLEUM INC.


                                    By:      ___________________________________
                                             -----------------------------------
                                    Title:   ___________________________________
                                    Date:    ___________________________________

3


                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS..........................................................1


ARTICLE II EFFECTIVE DATE AND TERM.............................................7


ARTICLE III PARTICIPATING INTERESTS............................................8


ARTICLE IV OPERATOR...........................................................10


ARTICLE V OPERATING COMMITTEE.................................................17


ARTICLE VI WORK PROGRAMS AND BUDGETS..........................................21


ARTICLE VII OPERATIONS BY LESS THAN ALL PARTIES...............................28


ARTICLE VIII DEFAULT..........................................................38


ARTICLE IX DISPOSITION OF PRODUCTION..........................................42


ARTICLE X ABANDONMENT OF WELLS................................................44


ARTICLE XI SURRENDER, EXTENSIONS AND RENEWALS.................................45


ARTICLE XII TRANSFER OF INTEREST OR RIGHTS....................................46


ARTICLE XIII WITHDRAWAL FROM AGREEMENT........................................48


ARTICLE XIV RELATIONSHIP OF PARTIES AND TAX...................................51


ARTICLE XV CONFIDENTIAL INFORMATION - PROPRIETARY TECHNOLOGY..................52


ARTICLE XVI FORCE MAJEURE.....................................................54


ARTICLE XVII NOTICES..........................................................55


ARTICLE XVIII APPLICABLE LAW AND DISPUTE RESOLUTION...........................57


ARTICLE XIX ALLOCATION OF COST RECOVERY RIGHTS................................59


ARTICLE XX GENERAL PROVISIONS.................................................60

                     INTERNATIONAL JOINT OPERATING AGREEMENT






Between :


                 DUBLIN INTERNATIONAL PETROLEUM (EGYPT) LIMITED



                                      -and-




                       GHP EXPLORATION (WEST GHARIB) LTD.



                                      -and-



                             DRUCKER PETROLEUM INC.




                                West Gharib Area

                             Arab Republic of Egypt